                                                                Exhibit 10.33(b)

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                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                   dated as of

                                October 29, 1999

                                      among

                             SLI, INC., as Borrower,

                          THE GUARANTORS PARTY HERETO,

                            THE LENDERS PARTY HERETO,

                               ABN AMRO BANK N.V.,
                             as Documentation Agent
                                       and
                           FIRST UNION NATIONAL BANK,
                              as Syndication Agent
                                       and
                                BANKBOSTON, N.A.,
                             as Administrative Agent
                                       and
                              BANK OF AMERICA N.A.
                       BAYERISCHE HYPO-UND VEREINSBANK AG
                               CITICORP USA, INC.
                          KEYBANK NATIONAL ASSOCIATION
                                  as Co-Agents


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                                       1

ARTICLE I ...........................................................      7

      DEFINITIONS....................................................      7
           1.1   Defined Terms ......................................      7
           1.2   Classifications of Loans and Borrowings ............     29
           1.3   Terms Generally ....................................     29
           1.4   Accounting Terms; GAAP. 30
           1.5   Introduction of Euro ...............................     30
           1.6   Alternative Currency ...............................     31

ARTICLE II ..........................................................     32

      THE CREDITS ...................................................     32
           2.1   Revolving Credit Commitments .......................     32
           2.2   Loans and Borrowings ...............................     32
           2.4   Letters of Credit and Bank Guaranties ..............     34
           2.6   Interest Elections .................................     40
           2.7   Termination and Reduction of Commitments ...........     41
           2.8   Swing Loan Facility ................................     42
           2.9   Repayment of Loans; Evidence of Debt ...............     46
           2.10  Prepayment of Loans ................................     47
           2.11  Fees ...............................................     49
           2.12  Interest ...........................................     51
           2.13  Alternate Rate of Interest .........................     52
           2.14  Increased Costs ....................................     52
           2.15  Break Funding Payments .............................     54
           2.16  Taxes ..............................................     54
           2.17  Payments Generally: Pro Rata Treatment; Sharing of
                 Set-Offs............................................     55
           2.18  Mitigation Obligations; Replacement of Lenders .....     57
           2.19  Renewal Or Repayment Of The 364 Day Revolving
                 Credit Commitments; Term Loan Option................     58

ARTICLE III..........................................................     60

      GUARANTY BY GUARANTORS.........................................     60
           3.1   The Guaranty .......................................     60
           3.2   Obligations Unconditional ..........................     60
           3.3   Reinstatement ......................................     61
           3.4   Subrogation ........................................     61
           3.5   Remedies............................................     62
           3.6   Continuing Guaranty ................................     62
           3.7   Rights of Contribution..............................     62

ARTICLE IV ..........................................................     62

      REPRESENTATIONS AND WARRANTIES ................................     62
           4.4   Financial Condition; No Material Adverse Change ....     63
           4.5   Properties .........................................     64
           4.6   Litigation and Environmental Matters ...............     65
           4.7   Compliance with Laws and Agreements ................     65
           4.12  Subsidiaries .......................................     67
           4.13  Material Indebtedness, Liens and Agreements ........     67
           4.14  [Reserved] .........................................     68
           4.15  Federal Reserve Regulations ........................     68
           4.16  Burdensome Restrictions.............................     68
           4.17  Force Majeure ......................................     68
           4.18  Labor Relations ....................................     68
           4.19  Year 2000 Compliance ...............................     69

ARTICLE V ...........................................................     69

      CONDITIONS ....................................................     69
           5.1   Effective Date......................................     69
           5.2   Each Extension of Credit ...........................     73

ARTICLE VI...........................................................     74

      AFFIRMATIVE COVENANTS..........................................     74
           6.1   Financial Statements and Other Information .........     74
           6.2   Notices of Material Events .........................     76
           6.3   Existence; Conduct of Business .....................     76
           6.4   Payment of Obligations .............................     77
           6.5   Maintenance of Properties; Insurance ...............     77
           6.6   Books and Records; Inspection Rights ...............     77
           6.7   Fiscal Year ........................................     78
           6.8   Compliance with Laws ...............................     78
           6.9   Compliance with Agreements .........................     78
           6.10  Use of Proceeds ....................................     79
           6.11  Certain Obligations Respecting Restricted
                 Subsidiaries........................................     79
           6.12  ERISA ..............................................     80
           6.13  Environmental Matters; Reporting ...................     80
           6.14  Adequate Capital ...................................     81

ARTICLE VII .........................................................     81

      NEGATIVE COVENANTS.............................................     81
           7.1   Indebtedness .......................................     81
           7.2   Liens ..............................................     82
           7.3   Contingent Liabilities..............................     83
           7.4   Fundamental Changes ................................     83
           7.5   Investments; Hedging Agreements ....................     85
           7.6   Restricted Junior Payments .........................     86
           7.7   Transactions with Affiliates .......................     86
           7.8   Restrictive Agreements .............................     86
           7.9   Certain Financial Covenants ........................     87
           7.10  Lines of Business ..................................     87
           7.11  Special Adjustment To EBITDA .......................     87

ARTICLE VIII ........................................................     88

      EVENTS OF DEFAULT..............................................     88
           8.1   Events of Default...................................     88

ARTICLE IX ..........................................................     91

      THE ADMINISTRATIVE AGENT.......................................     91
           9.1   Appointment and Authorization ......................     91
           9.2   BankBoston's Rights as Lender ......................     91
           9.3   Duties As Expressly Stated .........................     91
           9.4   Reliance By Administrative Agent ...................     92
           9.5   Action Through Sub-Administrative Agents ...........     92
           9.6   Resignation of Administrative Agent and Appointment
                 of Successor Administrative Agent ..................     92
           9.7   Lenders' Independent Decisions .....................     93
           9.8   Obligations of Co-Agents ...........................     93

ARTICLE X ...........................................................     94

      MISCELLANEOUS..................................................     94
          10.1   Notices ............................................     94
          10.3   Expenses; Indemnity: Damage Waiver .................     96




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

          10.4   Successors and Assigns .............................     97
          10.5   Survival ...........................................    101
          10.6   Counterparts; Integration; Effectiveness ...........    101
          10.7   Severability .......................................    102
          10.8   Right of Set-off ...................................    102
          10.9   Governing Law; Jurisdiction; Consent to
                 Service of Process .................................    102
          10.10  WAIVER OF JURY TRIAL ...............................    103
          10.11  Headings ...........................................    103
          10.12  Successor Facility .................................    103

         SCHEDULES & EXHIBITS

Schedule 1.1      Material Subsidiaries
Schedule 2.1      List of Lenders and Revolving Credit Commitments
Schedule 4.5      Proprietary Rights; Real Property Assets
Schedule 4.6      Litigation and Environmental Matters
Schedule 4.12     Subsidiaries
Schedule 4.13     Material Indebtedness, Liens and Agreements
Schedule 5.1      Exceptions
Schedule 7.5      SLI Investment Policy
Schedule 7.7      Transactions with Affiliates
Schedule 7.8      Restrictive Agreements

Exhibit A         Form of Pledge Agreement
Exhibit B         Form of Security Agreement
Exhibit C         Form of IP Security Agreement
Exhibit D         Form of Certificate of Financial Officer
Exhibit E         [Reserved]
Exhibit F         Environmental Indemnity Agreement
Exhibit G         Form of Assignment and Acceptance
Exhibit H         Form of Revolving Credit Promissory Note.
Exhibit I         Form of 364 Day Revolving Credit Promissory Note.
Exhibit J         Form of Term Note.














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

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

           SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 29 , 1999 among SLI, INC. (formerly CHICAGO MINIATURE LAMP, INC.), as Borrower, THE GUARANTORS PARTIES HERETO, THE LENDERS PARTY HERETO, ABN AMRO BANK N.V. , as Documentation Agent, FIRST UNION NATIONAL BANK, as Syndication Agent and BANKBOSTON, N.A., as Administrative Agent.

           The Borrower, the Guarantors, certain Lenders and the Administrative Agent entered into a Credit Agreement dated as of September 8, 1997, as amended and restated on October 30, 1997 and as further amended from time to time (as so amended the "Existing Credit Agreement"), whereby the Borrower requested and the Lenders agreed to extend certain credit facilities to the Borrower and certain other parties as set forth in the Existing Credit Agreement. The Guarantors are certain Subsidiaries of the Borrower and have and will continue to benefit directly and indirectly from the extension of such credit facilities to the Borrower and, under circumstances provided for in this Agreement, to certain Covenant Parties (as defined below).

           The Borrower, the Guarantors, the Lenders listed on Schedule 2.1 hereto and the Administrative Agent wish to amend and restate the Existing Credit Agreement to change the Commitments and to make other modifications to the Existing Credit Agreement as set forth in this Agreement. The Existing Credit Agreement is hereby superseded and replaced in its entirety by the terms of this Agreement and the other Loan Documents are revised, amended and restated, as provided in this Agreement, but in all other respects are continued and confirmed.

           The Lenders made certain Revolving Credit Loans under the Existing Credit Agreement which comprised the Sylvania Acquisition Loan. The Sylvania Acquisition Loan was repaid in full prior to the execution and delivery of this Agreement by the Borrower.

           NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

1.1        DEFINED TERMS.

           As used in this Agreement, the following terms have the meanings specified below:

           "364 Day Revolving Credit Availability Period" means the period from and including the date hereof to but excluding the earlier of (a) the 364 Day Revolving Credit Maturity Date and (b) the date of termination of the 364 Day Revolving Credit Commitments.

           "364 Day Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make 364 Day Revolving Credit Loans, as such commitment may be (a) reduced from time to time pursuant to Sections 2.7 and 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.4. The initial maximum amount of each Lender's 364 Day Revolving Credit Commitment is set forth on Schedule 2.1, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its 364 Day Revolving Credit Commitment, as applicable. The aggregate original maximum amount of the 364 Day Revolving Credit Commitments is $200,000,000.

           "364 Day Revolving Credit Exposure" means, with respect to any Revolving Credit Lender at any time, the Dollar Amount of the sum of the outstanding principal amount of such Lender's 364 Day Revolving Credit Loans (including Alternative Currency Loans under Section 2.5(b) at such time.

           "364 Day Revolving Credit Loan" means a Loan made pursuant to Section
2.1 that utilizes the 364 Day Revolving Credit Commitments.

           "364 Day Revolving Credit Maturity Date" means the date 364 days from the date hereof as extended from time to time under Section 2.19 hereof.

           "Acquisition" means any transaction, or any series of related transactions, consummated after the date hereof, by which (i) any member of the Consolidated Group acquires the business of, or all or substantially all of the assets of, any firm, or corporation which is not a member of the Consolidated Group, or any division of such firm whether through purchase of assets, purchase of stock, merger or otherwise or (ii) any Person that was not theretofore a Subsidiary of a member of the Consolidated Group becomes a Subsidiary of a member of the Consolidated Group; provided that the acquisition by any member of the Consolidated Group of another member of the Consolidated Group shall not be deemed to be an "Acquisition."

           "Adjusted Base Rate" means, for any day, a rate per annum equal to the greater of (a) the base rate announced by the Administrative Agent at its head offices from time to time and in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 0.50% per annum.

Any change in the Adjusted Base Rate due to a change in such base rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in such base rate or the Federal Funds Effective Rate, respectively.

           "Adjusted LIBO Rate" means, with respect to any LIBOR Loan or Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

           "Administrative Agent" means BankBoston, N.A. in its capacity as administrative agent for the Lenders hereunder.

           "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of any member of the Consolidated Group.

           "Alternative Currency" means Euros, German Marks, French Francs, Pounds Sterling, Canadian Dollars, Swiss Francs, Japanese Yen and such other currency which may be made available by the Administrative Agent in its sole discretion to the Borrower, so long as any such currency is freely transferable and convertible into Dollars and is traded on the inter-bank currency deposits markets on which the Administrative Agent customarily funds Alternative Currency Loans.

           "Alternative Currency Amount" means with respect to each Borrowing made, continued or issued (or to be made, continued or issued) in an Alternative Currency, the amount of such Alternative Currency which is equivalent to the principal amount in Dollars of such Borrowing at the most favorable spot exchange rate determined by the Administrative Agent to be available to its London branch at approximately 11:00 a.m. (London time) three (3) Business Days before such Borrowing is made, continued or issued (or to be made, continued or issued). When used with respect to any other sum expressed in Dollars, "Alternative Currency Amount" shall mean the amount of such Alternative Currency which is equivalent to the amount so expressed in Dollars at the most favorable spot exchange rate determined by the Administrative Agent to be available to it at the relevant time.

           "Alternative Currency Loans" means all Revolving Credit Loans made, continued or issued in an Alternative Currency.

           "Applicable Margin" means, for any Type of Loans for any Payment Period (as defined below), the respective rates indicated below for Loans of such Type opposite the applicable Leverage Ratio indicated below for such Payment Period (or as provided in the final paragraph of this definition, for part of a Payment Period):


           LEVEL        Range of                      Applicable Margin for         Applicable Margin for
                        Leverage Ratio                LIBOR Loans                   Base Rate Loans (% per
                                                      (% per annum)                 annum)
           I            Greater than or equal to             1.75%                           0.25%
                        3.25 to 1

           II           Greater than or equal to
                        2.50 to 1 but less than              1.50%                           0.00%
                        3.25 to 1

           III          Greater than or equal to
                        2.00 to 1 but less than              1.25%                           0.00%
                        2.50 to 1

           IV           Greater than or equal to             1.00%                           0.00%
                        1.50 to 1 but less than
                        2.00 to 1

           V            Less than 1.50 to 1                  0.750%                          0.00%

           For purposes hereof, a "Payment Period" means the period from the date hereof until one Business Day after the receipt by the Lenders of the Compliance Certificate for fiscal quarter ending March 31, 2000 (the "Initial Payment Period"), and thereafter, the period commencing one Business Day after the receipt by the Lenders of the Compliance Certificate for each fiscal quarter thereafter until the receipt of the Compliance Certificate for the next fiscal quarter;

           Provided that, if the Compliance Certificate is not delivered as provided in Section 6.1, the Applicable Margin shall be set at Level I until the Compliance Certificate is delivered to the Lenders and the Lenders have waived any existing Event of Default.

           The Applicable Margin for the Initial Payment Period shall be Level
IV. Anything in this Agreement to the contrary notwithstanding, the Applicable Margin shall be the highest rates provided for above during any Payment Period when an Event of Default shall have occurred and be continuing.

           "Applicable Percentage" means (a) with respect to any Revolving Credit Lender for purposes of Sections 2.4, 2.5 and 2.8, the percentage of the total Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment and (b) with respect to any Lender in respect of any indemnity claim under Section 10.3(c) arising out of an action or omission of the Administrative Agent under this Agreement, the percentage of the total Commitments or Loans of all Classes hereunder represented by the aggregate amount of such Lender's Commitment or Loans of all Classes hereunder.

           "Arranger" mean BancBoston Robertson Stephens, Inc. as arranger hereof.

           "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4), and accepted by the Administrative Agent, in the form of Exhibit G annexed hereto or any other form approved by the Administrative Agent.

           "BankBoston" means BankBoston, N.A., a national banking association.

           "Bank Guaranty Disbursements" means any payment made under any Bank Guaranty.

           "Bank Guaranties" means so called bank guaranties issued by the non-U.S. branches or Affiliates of any Issuing Lender on behalf of or at the direction of the Borrower as permitted by the applicable banking laws of the jurisdiction of issuance and as permitted under the banking laws of the United States as to overseas branches of national banks.

           "Bank Guaranty Exposure" means, at any time, the Dollar Amount of the sum of (a) the aggregate undrawn amount of all outstanding Bank Guaranties at such time plus (b) the aggregate amount of all Bank Guaranty Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The Bank Guaranty Exposure of any Revolving Credit Lender at any time shall be its Applicable Percentage of the total Bank Guaranty Exposure at such time, unless otherwise provided herein.

           "Base Rate" when used in reference to any Loan or Borrowing on any day means (i) with respect to Loans or Borrowings denominated in an Alternative Currency, the applicable base rate for such Alternative Currency as determined by the Administrative Agent at its London office as in effect on such day and
(ii) with respect to Loans or Borrowings denominated in Dollars, the Adjusted Base Rate in effect on such day.

           "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

           "Borrower" means SLI.

           "Borrowing" means Loans of the same Type, made, converted or continued on the same date and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

           "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.3.

           "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Boston are authorized or required by law to close and (a) with respect to disbursements and payments in Dollars, a day on which dealings are carried on in the applicable offshore Dollar interbank market, and (b) with respect to any disbursements and payments in and calculations pertaining to any Alternative Currency Loan, a day on which commercial banks are open for foreign exchange business in London, England, and on which dealings in the relevant Alternate Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such Alternate Currency will be made or received hereunder (and, if such Alternate Currency is Euros, a day on which commercial banks are open in such financial center as is determined by the Administrative Agent to be suitable for clearing or settlement of Euros).

           "Capital Expenditures" means, for any period, the sum for the Consolidated Group (determined on a consolidated basis without duplication in accordance with GAAP) of the aggregate amount of expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP; provided that such term shall not include any such expenditures in connection with any replacement or repair of Property affected by a Casualty Event.

           "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

           "Casualty Event" means, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

           "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or Issuing Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or Issuing Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

           "Class" when used in reference to any Loan, Borrowing or Commitment, refers to whether such Loan, the Loans comprising such Borrowing or the Loans that a Lender holding such Commitment is obligated to make, are Revolving Credit Loans, 364 Day Revolving Credit Loans, Term Loans or Swing Loans.

           "Closing Date" means October 29, 1999.

           "Co-Agents" mean Bank of America N.A., Bayerische Hypo-und Vereinsbank AG, Citicorp USA, Inc. and KeyBank National Association.

           "Code" means the Internal Revenue Code of 1986, as amended from time to time.

           "Collateral" means, collectively, all of the Property (including capital stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for all obligations of the Borrower, the Guarantors and the Covenant Parties hereunder.

           "Collateral Documents" means the Pledge Agreements, the Security Agreements, the Intellectual Property Security Agreements, the Mortgages, and all other instruments or documents delivered by any of the Borrower, the Guarantors or the Covenant Parties pursuant to this Agreement or any of the other Loan Documents in order to grant to the Administrative Agent, on behalf of the Lenders, a Lien on any real, personal or mixed property of that Person as security for any of its obligations hereunder and under any Hedging Agreement.

           "Commitments" means the Revolving Credit Commitments, the 364 Day Revolving Credit Commitments and the Swing Loan Commitment, as applicable.

           "Compliance Certificate" means a certificate signed by a Financial Officer, in form acceptable to Administrative Agent and Lenders, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 7.9 (including a statement of the Leverage Ratio for purposes of the definition of Applicable Margin), and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

           "Consolidated Fixed Charge Coverage Ratio" means at any date, the ratio of (a) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date less Capital Expenditures for such period less Taxes paid in cash by the Consolidated Group to (b) Consolidated Interest Expense of the Consolidated Group in such period plus all Required Principal Payments for such period (determined on a consolidated basis without duplication in accordance with GAAP) for such period. For purposes of this calculation all Unrestricted Subsidiaries shall be excluded in the calculation of EBITDA, Consolidated Interest Expense and Required Principal Payments whether or not part of the Consolidated Group.

           "Consolidated Group" means the Borrower, the Guarantors and the Covenant Parties all to the extent such entities are permitted to report on a consolidated basis under GAAP for financial reporting purposes.

           "Consolidated Interest Coverage Ratio" means, the ratio of (a) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) Consolidated Interest Expense of the Consolidated Group (determined on a consolidated basis without duplication in accordance with GAAP) for such period. For purposed of this calculation all Unrestricted Subsidiaries shall be excluded in the calculation of EBITDA and Consolidated Interest Expense whether or not part of the Consolidated Group.

           "Consolidated Interest Expense" means, for any period, the sum, for the Consolidated Group (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amounts payable (or minus the net amounts receivable) under Hedging Agreements and Permitted Securitizations (to the extent such amounts are classified as interest under GAAP) accrued during such period (whether or not actually paid or received during such period) including fees, but excluding (i) reimbursement of legal fees and other similar transaction costs and (ii) payments required by reason of the early termination of Hedging Agreements in effect on the date hereof plus (c) all fees, including letter of credit fees and expenses, incurred hereunder after the Effective Date.

           "Consolidated Net Worth" means, at any date of determination, the Consolidated Total Assets minus consolidated total liabilities of the Consolidated Group (determined on a consolidated basis without duplication in accordance with GAAP).

           "Consolidated Subsidiary" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired), the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

           "Consolidated Tangible Assets" means Consolidated Total Assets minus the sum of any amounts for the Consolidated Group which on a consolidated basis in accordance with GAAP are attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, (c) all reserves not already deducted from assets and (d) any and all items included as assets on the consolidated balance sheet of the Consolidated Group if and to the extent such items consist of the equity in Subsidiaries or joint ventures or similar investments.

           "Consolidated Total Assets" means, the consolidated total assets of the Consolidated Group (determined on a consolidated basis without duplication in accordance with GAAP.)

           "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

           "Covenant Party" means the direct and indirect Restricted Subsidiaries of the Borrower, which are not Guarantors, which have received a loan from the Borrower under Section 2.5 (b) (iv); provided that no such loan may be made to an Unrestricted Subsidiary.

           "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

           "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 4.6 annexed hereto.

           "Disposition" means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by any member of the Consolidated Group to any other Person other than another member of the Consolidated Group, excluding (a) the granting of liens to the Administrative Agent on behalf of the Lenders, (b) any sale, assignment, transfer or other disposition of (i) any property sold or disposed of in the ordinary course of business and on ordinary business terms, (ii) any property no longer used or useful in the business of members of the Consolidated Group, (iii) any Collateral under and as defined in the Collateral Documents pursuant to an exercise of remedies by the Administrative Agent thereunder and (iv) any property sold outside the previous exceptions during the term of the Revolving Credit Loans with a book value or appraised value (whichever is higher) at the time of such sale which when aggregated with the value of all other property previously sold hereunder is equal to or less than five percent (5%) of Consolidated Total Assets at the time of such sale as determined from the most recent financial statements delivered to the Lenders pursuant to Section 6.1 hereof.

           "Disposition Investment" means, with respect to any Disposition, any promissory notes or other evidences of indebtedness or Investments received by any member of the Consolidated Group in connection with such Disposition.

           "Documentation Agent" means ABN AMRO Bank, N.V.

           "Dollars" or "$" refers to lawful money of the United States of America.

           "Dollar Amount" means (a) with respect to each Loan made or continued (or to be made or continued), or each Letter of Credit issued (or to be issued), in Dollars, the principal amount thereof and (b) with respect to each Loan made or continued (or to be made or continued), or each Letter of Credit and each Bank Guaranty issued (or to be issued), in an Alternative Currency, the amount of Dollars which is equivalent to the principal amount of such Borrowing at the most favorable spot exchange rate determined by the Administrative Agent at approximately 10:00 a.m. (London time) two (2) Business Days before such Borrowing is made, continued or issued (or to be made, continued or issued). When used with respect to any other sum expressed in an Alternative Currency, "Dollar Amount" shall mean the amount of Dollars which is equivalent to the amount so expressed in such Alternative Currency at the most favorable spot exchange rate determined by the Administrative Agent to be available to it and all of the Lenders at the relevant time.

           "EBITDA" means, for any period, (x) actual Net Income for the Consolidated Group, including any Permitted Acquisition from the date of such Permitted Acquisition, as determined on a consolidated basis without duplication in accordance with GAAP for such period plus each of the following: (i) all deductions for income taxes accrued during such period; (ii) Consolidated Interest Expense for such period; (iii) depreciation and amortization for such period and (iv) any other noncash charges accrued for such period plus (y) (except to the extent paid in cash by any member of the Consolidated Group) loss attributable to equity in Affiliates for such period, but (z) excluding from this calculation (i) any extraordinary and unusual gains or losses during such period (including any one time charges for restructuring of acquired operations), (ii) the proceeds of any Casualty Events and Dispositions and (iii) other non-cash income or income attributable to equity in Affiliates for such period (except to the extent received in cash by the Consolidated Group). The foregoing is subject to the EBITDA adjustment as provided in Section 7.11 hereof when used to calculate the Leverage Ratio.

           "Effective Date" means the date on which the conditions specified in
Section 5.1 are satisfied (or waived in accordance with Section 10.2).

           "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

           "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any member of the Consolidated Group directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

           "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance or sale of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

           "ERISA Affiliate" means any entity (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

           "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to any Pension Plan, (b) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan or (f) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any of Multi Employer Plan from the Borrower or any ERISA Affiliate of any notice of Withdrawal Liability or a determination that a Multi Employer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

           "Euro" means the single currency of participating member states of the European Union.

           "Event of Default" has the meaning assigned to such term in Section 8.1.

           "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, any Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income, net worth or franchise taxes imposed on (or measured by) its net income or net worth by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or in which it is taxable solely on account of some connection other than the execution, delivery or performance of this Agreement or the receipt of income hereunder, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower or the Guarantors are located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with Section 2.16(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a).

           "Existing Credit Agreement" has the meaning provided in the preamble to this Agreement.

           "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of Boston, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

           "Financial Officer" means the chief financial officer, assistant treasurer, principal accounting officer, treasurer or controller of the Borrower.

           "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that such Lien is the most senior Lien (other than Liens to third parties permitted pursuant to Section 7.2 to the extent not perfected by filing of any UCC financing statements) to which such Collateral is subject.

           "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

           "Foreign Subsidiary" means any Subsidiary of the Borrower or the Guarantors organized in a jurisdiction other than the United States of America, any State thereof, or the District of Columbia.

           "Funded Debt" means, for any Person, without duplication, the Indebtedness of such Person as described in clauses (a), (c), (d), (e) and (f) of the definition of "Indebtedness", including without limitation any repayment obligations under Permitted Securitizations characterized as indebtedness in accordance with GAAP.

           "GAAP" means generally accepted accounting principles, as in effect from time to time, in the United States of America.

           "Guaranty" means a guaranty, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guaranty of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guaranty" and "Guarantied" used as a verb shall have a correlative meaning.

           "Guarantied Obligations" has the meaning assigned to such term in
Section 3.1.

           "Guarantors" means the Subsidiaries listed as Guarantors on the signature page to this Agreement.

           "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

           "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

           "Hedging Agreement" means any interest rate cap agreement, interest rate swap agreement, interest rate collar agreement, interest rate insurance, foreign currency exchange agreement, commodity price protection agreement or other interest, currency exchange rate, commodity price hedging arrangement, or forward share purchase agreements.

           "Indebtedness" means, for any Person, without duplication: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, advance, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts are payable within 90 days after the date the respective goods are delivered or the respective services are rendered;
(c) Capital Lease Obligations of such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; and (f) Indebtedness of others of the types described in clauses (a) - (e) Guarantied by such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

           "Indemnified Taxes" means all Taxes other than (a) Excluded Taxes and Other Taxes and (b) amounts constituting penalties or interest imposed with respect to Excluded Taxes or Other Taxes.

           "Initial Payment Period" is defined in the definition of Applicable Margin.

           "Intellectual Property Security Agreements" means the Intellectual Property Security Agreement executed and delivered by each of the Borrower, or the Guarantors on the Effective Date and thereafter in accordance with Section 6.11, each substantially in the form of Exhibit C annexed hereto, as such agreements may be amended, supplemented or otherwise modified from time to time.

           "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.6.

           "Interest Payment Date" means (a) with respect to any Base Rate Loan, each Quarterly Date and (b) with respect to any LIBOR Loan, the last Business Day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR Borrowing with an Interest Period of more than three months' duration, each Business Day prior to the last day of such Interest Period that would have been the last day of the Interest Period for such LIBOR Loan had successive three month Interest Periods been applicable to such LIBOR Loan.

           "Interest Period" means with respect to any LIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) such Interest Period is available for the applicable Permitted Currency on the inter-bank currency deposits market in which the Administrative Agent customarily funds LIBOR Borrowings. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. Notwithstanding the foregoing,

           (x) if any Interest Period for any Revolving Credit Borrowing would otherwise end after the Revolving Credit Maturity Date, such Interest Period shall end on the Revolving Credit Maturity Date, and

           (y) notwithstanding the foregoing clause (x), no Interest Period shall have a duration of less than one month (unless otherwise agreed to by the Lenders and the Administrative Agent) and, if the Interest Period for any LIBOR Loan would otherwise be a shorter period, such Loan shall not be available hereunder as a LIBOR Loan for such period.

           "Investment" means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 180 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); or (c) the entering into of any Guaranty of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person. Notwithstanding the foregoing, Capital Expenditures and Acquisitions shall not be deemed "Investments" for purposes hereof.

           "IP Collateral" means, collectively, the Collateral under the Intellectual Property Security Agreements.

           "Issuing Lender" means BankBoston or any other Lender who has agreed with the Administrative Agent and the Borrower to be bound to the terms of this Agreement relative to being an Issuing Lender, in their respective capacities as the issuers of Letters of Credit hereunder, and any foreign branch or Affiliate of BankBoston or such other Lender as issuers of Bank Guaranties.

           "Landlord Consent and Estoppel" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, in such form as may be approved by the Administrative Agent in its sole discretion.

           "LC Disbursement" means a payment made by any Issuing Lender pursuant to a Letter of Credit.

           "LC Exposure" means, at any time, the Dollar Amount of the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Credit Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time, unless otherwise provided herein.

           "Leasehold Property" means any leasehold interest of any of the Borrower, any Guarantor or any Covenant Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Administrative Agent in its sole discretion as not being required to be included in the Collateral.

           "Lenders" means the Persons listed on Schedule 2.1 annexed hereto and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

           "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

           "Leverage Ratio" means, as at any date, the ratio of (a) the Funded Debt of the Consolidated Group (determined on a consolidated basis without duplication in accordance with GAAP) on such date less cash and cash equivalents of the Consolidated Group in excess of $10,000,000.00 on such date to (b) EBITDA for the period of four consecutive fiscal quarters ending on the most recently ended fiscal quarter prior to such date calculated in accordance with Section
7.11 hereof.

           "LIBOR" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing (whether in Dollars or an Alternative Currency), are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

           "LIBO Rate" means, with respect to any LIBOR Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service or other appropriate Telerate Service Page (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits of the applicable Permitted Currency in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate of interest for deposits of the applicable Permitted Currency with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such LIBOR Borrowing for such Interest Period shall be the rate at which deposits of the applicable Permitted Currency of $5,000,000 (or the Alternative Currency Amount thereof with respect to a Borrowing to be made in an Alternative Currency), and for a maturity comparable to such Interest Period, are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days (or in the case of an Alternative Currency Loan in Euros, on such other date as is customary in the relevant offshore interbank market) prior to the commencement of such Interest Period.

           "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (other than an operating lease) (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

           "Loan Documents" means this Agreement, any promissory notes evidencing Loans hereunder, the Collateral Documents and any other instruments or documents delivered or to be delivered from time to time pursuant to this Agreement.

           "Loans" means the Revolving Credit Loans, the 364 Day Revolving Credit Loans and the Swing Loans.

           "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Consolidated Group taken as a whole, (b) the ability of any member of the Consolidated Group to perform any of their respective obligations under this Agreement or the other Loan Documents or (c) the rights of or benefits available to the Lenders under this Agreement and the other Loan Documents.

           "Material Indebtedness" means Indebtedness (other than the Loans, Bank Guaranties or Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower, any Guarantor or any Covenant Party in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

           "Material Subsidiaries" means the Covenant Parties and the Subsidiaries listed on Schedule 1.1 hereto; provided that the Borrower shall amend such Schedule 1.1 to reflect changes in circumstances, but may not eliminate any Subsidiary listed on Schedule 1.1 without the prior written consent of the Administrative Agent.

           "Money Market Rate" means a rate of interest quoted by the Administrative Agent as, when and if available which may be elected by the Borrower as an alternative rate of interest only for Swing Loans. The Administrative Agent has no obligation to the Borrower or any other Person to quote a Money Market Rate.

           "Mortgage" means (i) a security instrument (whether designated as a deed of trust or a mortgage, leasehold mortgage, collateral assignment of leases and rents or by any similar title) executed and delivered by any of the Borrower, any Guarantor or any Covenant Party in such form as may be approved by the Administrative Agent in its sole discretion, in each case with such changes thereto as may be recommended by Administrative Agent's local counsel based on local laws or customary local practices, (ii) or an amendment to an existing Mortgage, in form satisfactory to Administrative Agent.

           "Mortgaged Property" means any real property subject to a Mortgage to the Administrative Agent for the benefit of the Lenders.

           "Multi Employer Plan" means a multi employer plan as defined in
Section 4001(a)(3) of ERISA.

           "Net Cash Payments" means,

           (i) with respect to any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by any member of the Consolidated Group in respect of such Casualty Event net of (A) reasonable expenses incurred by any member of the Consolidated Group in connection therewith and (B) contractually required repayments of Indebtedness to the extent secured by a Lien on such property that is permitted under this Agreement and any income and transfer taxes payable by any member of the Consolidated Group in respect of such Casualty Event;

           (ii) with respect to any Disposition, the aggregate amount of all cash payments received by any member of the Consolidated Group directly or indirectly in connection with such Disposition, whether at the time of such Disposition or after such Disposition under deferred payment arrangements or Investments entered into or received in connection with such Disposition (including Disposition Investments); provided that

           (A) Net Cash Payments shall be net of (I) the amount of any legal, title, transfer and recording tax expenses, commissions and other fees and expenses payable by any member of the Consolidated Group in connection with such Disposition and (II) any Federal, state and local income or other taxes estimated to be payable by any member of the Consolidated Group as a result of such Disposition, but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within twelve months of the date of such Disposition; and

           (B) Net Cash Payments shall be net of any repayments by any member of the Consolidated Group of Indebtedness to the extent that (I) such Indebtedness is secured by a Lien, permitted under this Agreement, on the property that is the subject of such Disposition and (II) the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property; and

           (iii) with respect to any offering of equity securities or any incurrence of Indebtedness permitted pursuant to Section 7.1(f), the aggregate amount of all cash proceeds received by any member of the Consolidated Group therefrom less all legal, underwriting and similar fees and expenses incurred in connection therewith.

           "Net Income" means, for any period, net income (or loss), excluding extraordinary items, of the Consolidated Group (determined in accordance with GAAP on a consolidated basis).

           "Obligations" means, any and all obligations of the Borrower, the Guarantor and the Covenant Parties or any of them to the Lenders of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, and including obligations to perform acts and to refrain from acting as well as obligations to pay money, including, without limitation, the Loans, any Letter of Credit or Bank Guaranty issued hereunder by any Issuing Lender or any amounts due under any Hedging Agreement between any of the Borrower or any Guarantor and any Lender.

           "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and the other Loan Documents, provided that there shall be excluded from "Other Taxes" all Excluded Taxes.

           "Participation Fees" means credit fees payable to any Lender based on its participation in the credit exposure for any Letter of Credit or Bank Guaranty issued by or any Issuing Lender pursuant to the terms hereof.

           "Payment Period" is defined in the definition of Applicable Margin.

           "Pension Plan" means any Plan that is a defined benefit pension plan subject to the provisions of Title IV of ERISA or Section 412 of the Code or
Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

           "Permitted Acquisitions" means an acquisition by the Borrower or a Guarantor upon the following conditions:

           (a) The line of business acquired is substantially similar to the existing business of the members of the Consolidated Group or incidental to the existing business of the members of the Consolidated Group.

           (b) The aggregate Loans required to complete any single acquisition or series of related acquisitions may not exceed $75,000,000, without consent of the Required Revolving Credit Lenders; provided that there shall be no such limitation if the Borrower's Leverage Ratio on a pro forma basis is less than 2.50x after giving effect to such acquisition.

           (c) Any obligations due to a seller of any such acquired company or any other debt incurred to finance such acquisition, other than Loans hereunder, must be subordinated to the obligations due the Lenders upon terms acceptable to the Required Revolving Credit Lenders.

           (d) The Borrower or a Guarantor must be the surviving entity of any merger, corporate reorganization, or acquisition.

           (e) The Borrower must demonstrate on a pro forma basis that the Consolidated Group and the acquired company would have complied with all financial covenants on a combined basis based for the four quarters ending prior to the date of the acquisition other than an acquisition which meets all of the other conditions in this definition and for which the aggregate Loans required to complete such Acquisition is less than $25,000,000.

           (f) No default or Event of Default shall exist or occur or be continuing at the time of or after giving effect to any proposed acquisition.

           (g) Notwithstanding the foregoing no acquisition which is a hostile takeover or hostile acquisition or the like can be a Permitted Acquisition without the consent of the Required Revolving Credit Lenders.

           "Permitted Currency" means Dollars or an Alternative Currency or each such currency as the context requires.

           "Permitted Investments" means:

           (a) Investments in accordance with the "SLI Investment Policy Guidelines" appended hereto as Schedule 7.5 as amended from time to time with prior written approval of the Administrative Agent (with the consent of the Required Revolving Credit Lenders); and

           (b) Loans to employees of the Borrower or any Guarantor not to exceed $2,500,000 in the aggregate outstanding at any time and an additional $2,500,000 for loans to Affiliates in the aggregate outstanding at any time.

           "Permitted Securitization" means the sale or other conveyance of up to $75,000,000 Dollar Amount in the aggregate of accounts receivable of only Foreign Subsidiaries through a recognized conduit or similar arrangement which is generally recognized as an appropriate device to securitize accounts receivable in the applicable currency and country.

           "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

           "Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA in which SLI or any ERISA Affiliate is an "employer" as defined in
Section 3(5) of ERISA.

           "Pledge Agreements" means (a) the Pledge Agreements executed and delivered by the Borrower and certain of the Guarantors previously or on the Effective Date and thereafter in accordance with Section 6.11, each substantially in the form of Exhibit A annexed hereto, as such agreements may be amended, supplemented or otherwise modified from time to time, and (b) such other documents necessary to the formation and continuance of a security interest in the Pledged Collateral.

           "Pledged Collateral" means, collectively, all of the shares of capital stock of the Guarantors (other than to the extent set forth in Section
7.4 (c)(v)), and certain of the shares of capital stock of Foreign Subsidiaries pledged to the Administrative Agent on behalf of itself and the Lenders under the Pledge Agreements as security for all obligations of the Borrower, Guarantors and the Covenant Parties, to the extent such Covenant Parties are obligated hereunder.

           "Post-Default Rate" means, for Base Rate Loans, a rate per annum equal to the Adjusted Base Rate plus the Applicable Margin plus 2.00%, and, for LIBOR Loans, a rate per annum equal to the Adjusted LIBO Rate plus the Applicable Margin plus 2.00%.

           "Property" means any interest of any kind in property or assets, whether real, personal or mixed, and whether tangible or intangible.

           "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of the Administrative Agent, desirable in order to create or perfect Liens on any IP Collateral.

           "Quarterly Dates" means the first Business Day of April, July, October and January in each year.

           "Real Property Asset" means, at any time of determination, any fee ownership or leasehold interest then owned by any member of the Consolidated Group in any real property.

           "Refunded Swing Loans" has the meaning assigned to such term in
Section 2.8.

           "Refunding or Participation Amounts" has the meaning specified in
Section 2.8.

           "Register" has the meaning assigned to such term in Section 10.4.

           "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

           "Required Principal Payments" means all payments required to be made by any member of the Consolidated Group of the principal amount of any Funded Debt except to the extent financed by a Loan.

           "Required Revolving Credit Lenders" means, at any time, Lenders having Revolving Credit Exposure, 364 Day Revolving Credit Exposure, unused Revolving Credit Commitments and unused 364 Day Revolving Credit Commitments representing at least 51% of the sum of the total Revolving Credit Exposure, 364 Day Revolving Credit Exposure (or subsequent Term Loans), unused Revolving Credit Commitments and unused 364 Day Revolving Credit Commitments at such time.

           "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of any member of the Consolidated Group other than Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of any member of the Consolidated Group other than the Borrower now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of any member of the Consolidated Group other than the Borrower now or hereafter outstanding, and
(iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption purchase, retirement, defeasance, sinking fund or similar payment with respect to any Subordinated Indebtedness.

           "Restricted Subsidiary" any direct or indirect Subsidiary of the Borrower which has not been designated by the Borrower and accepted by the Lenders as an Unrestricted Subsidiary of the Borrower or which cannot be or become an Unrestricted Subsidiary under the terms of this Agreement.

           "Revolving Credit Availability Period" means the period from and including the Effective Date to but excluding the earlier of (a) the Revolving Credit Maturity Date and (b) the date of termination of the Revolving Credit Commitments.

           "Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Credit Loans, to acquire participation in Letters of Credit or Bank Guaranties, hereunder, and to reimburse the Swing Loan Lender, as such commitment may be (a) reduced from time to time pursuant to Sections 2.7 and 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.4. The initial maximum amount of each Lender's Revolving Credit Commitment is set forth on Schedule 2.1, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable. The aggregate original maximum amount of the Revolving Credit Commitments is $300,000,000.

           "Revolving Credit Exposure" means, with respect to any Revolving Credit Lender at any time, the Dollar Amount of the sum of the outstanding principal amount of such Lender's Revolving Credit Loans (including Alternative Currency Loans under Section 2.5(b)(iii)), Swing Loans, LC Exposure and Bank Guaranty Exposure at such time .

           "Revolving Credit Lender" means (a) initially, a Lender that has a Revolving Credit Commitment and 364 Day Revolving Credit Commitment set forth opposite its name on Schedule 2.1 and (b) thereafter, the Lenders from time to time holding Revolving Credit Loans, 364 Day Revolving Credit Loans or Swing Loans or any of the 364 Day Revolving Credit Commitments and Revolving Credit Commitments, after giving effect to any assignments thereof permitted by Section 10.4.

           "Revolving Credit Loan" means a Loan made pursuant to Section 2.1 that utilizes the Revolving Credit Commitment.

           "Revolving Credit Maturity Date" means the last Business Day in October, 2004.

           "Security Agreements" means the security agreements or amended and restated security agreements executed and delivered by the Borrower and certain of the Guarantors and thereafter in accordance with Section 6.11, each substantially in the form of Exhibit B annexed hereto, as such agreements may be amended, supplemented or otherwise modified from time to time or such documentation as required under the law applicable to the Borrower or any Guarantor or its assets in which security is being granted to the Administrative Agent.

           "SLI" means SLI, Inc., an Oklahoma corporation.

           "Special Counsel" means Lane Altman & Owens LLP, in its capacity as special counsel to BankBoston, N.A,, as Administrative Agent of the credit facilities contemplated hereby.

           "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus (i) with respect to LIBOR Loans denominated in Dollars, the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) or (ii) with respect to LIBOR Loans denominated in an Alternative Currency, the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the applicable governmental authority with respect to such Alternative Currency. Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

           "Subordinated Indebtedness" means any Indebtedness of any member of the Consolidated Group consented to in writing by the Required Revolving Credit Lenders which matures in its entirety later than the Loans and by its terms (or by the terms of the instrument under which it is outstanding and to which appropriate reference is made in the instrument evidencing such Subordinated Indebtedness) is made subordinate and junior in right of payment to the Loans and to the other Obligations of such member of the Consolidated Group to the Lenders hereunder by provisions reasonably satisfactory in form and substance to the Required Revolving Credit Lenders and Special Counsel.

           "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. References herein to "Subsidiaries" shall, unless the context requires otherwise, be deemed to be references to Subsidiaries of SLI.

           "Swing Loan" has the meaning specified in Section 2.8.

           "Swing Loan Commitment" means the commitment of the Swing Loan Lender to make Swing Loans, as such commitment may be (a) reduced from time to time pursuant to Sections 2.7 and 2.10 and (b) reduced or increased from time to time pursuant to assignments by the Swing Loan Lender pursuant to Section 10.4, which Commitment shall be deemed to be part of the Swing Loan

Lender's Revolving Credit Commitment if and to the extent of such Revolving Credit Commitment and not in addition thereto.

           "Swing Loan Lender" means BankBoston, N.A. through its London branch.

           "Swing Loan Request" has the meaning assigned to such term in Section 2.8.

           "Swing Loan Sublimit" means a sublimit of the Revolving Credit Commitment equal to the Dollar Amount, at any time, of $15,000,000.

           "Syndication Agent" means First Union National Bank as syndication agent.

           "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

           "Term Loan" means the Term Loan described in Section 2.19 hereof.

           "Term Note" means the Term Note in form appended hereto as Exhibit J, completed with terms calculated as provided in Section 2.19 hereof.

           "Transactions" means (a) with respect to the Borrower and Guarantors, the execution, delivery and performance by the Borrower and the Guarantors of the Loan Documents to which it is a party, the borrowing of Loans and the use of the proceeds thereof, and the issuance of Letters of Credit hereunder and (b) with respect to any other member of the Consolidated Group (other than the Borrower and the Guarantors), the execution, delivery and performance by such member of the Consolidated Group of the Loan Documents to which it is a party.

           "Type" when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Adjusted Base Rate.

           "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

           "Unrestricted Subsidiaries" means any Foreign Subsidiary designated by the Board of Directors of the Borrower as an Unrestricted Subsidiary, which is not a Covenant Party, Material Subsidiary or Guarantor and to or for which neither the Borrower nor any of the Restricted Subsidiaries either (A) provide, except as permitted by this Agreement, credit support for, or otherwise Guaranty, any Indebtedness of such Foreign Subsidiary, (B) have transferred, in the sole opinion of the Administrative Agent, substantial Property to such Foreign Subsidiary, or (C) is otherwise directly or indirectly liable for any Indebtedness of such Foreign Subsidiary.

           "Wholly Owned Subsidiary" means, with respect to any Person at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing 100% of the equity or ordinary voting power (other than directors' qualifying shares) or, in the case of a partnership, 100% of the general partnership interests are, as of such date, directly or indirectly owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

           "Withdrawal Liability" means liability to a Multi Employer Plan as a result of a complete or partial withdrawal from such Multi Employer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

           "Year 2000 Compliant" shall mean that neither performance nor functionality of any computer hardware or software is affected by dates prior to, during, or after the Year 2000. In particular: (a) no value for current date will cause any interruption in operation; (b) date based functionality must behave consistently for dates prior to, during and after the Year 2000; (c) in all interfaces and data storage, the century in any date must be specified either explicitly or by unambiguous algorithms or interfacing rules; and (d) Year 2000 must be recognized as a leap year.

1.2   CLASSIFICATIONS OF LOANS AND BORROWINGS.

           For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Credit Loan" or "Swing Loan") or by Type (e.g., a "Base Rate Loan" or a "LIBOR Loan") or by Class and Type (e.g., a "LIBOR Revolving Credit Loan" 364 Day Revolving Credit Loan or a "Base Rate Revolving Credit Loan"). In similar fashion, (i) Borrowings may be classified and referred to by Class, by Type and by Class and Type, and (ii) Commitments may be classified and referred to by Class.

1.3   TERMS GENERALLY.

           The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "Property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

1.4   ACCOUNTING TERMS; GAAP.

           Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time or similar uniform standards as may be applicable to any Foreign Subsidiary; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or such similar uniform standard as may be applicable to any Foreign Subsidiary or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Revolving Credit Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or such similar uniform standard as may be applicable to any Foreign Subsidiary or in the application thereof, then such provision shall be interpreted on the basis of GAAP or such similar uniform standard as may be applicable to any Foreign Subsidiary as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

1.5   INTRODUCTION OF EURO.

           For the avoidance of doubt, the parties hereto affirm and agree that neither the fixation of the conversion rate of any Permitted Currency of a country that is a member of the European Union against the Euro as a single currency, in accordance with the Treaty Establishing the European Economic Community, as amended by the Treaty on the European Union (the Maastricht Treaty), nor the conversion of any Obligations under the Loan Documents from a Permitted Currency of a country that is a member of the European Union into Euros, shall require the early termination of this Agreement or the prepayment of any amount due under the Loan Documents or create any liability of one party to another party for any direct or consequential loss arising from any of such events. As of the date that any such Permitted Currency is no longer the lawful currency of its respective country, all payment obligations under the Loan Documents that would otherwise be in such Permitted Currency shall thereafter be satisfied in Euros.

           If more than one currency or currency unit are at the same time recognized by the laws of any country as the lawful currency of that country, then:

           (a) any reference in this Agreement to, and any Obligations arising under this Agreement or the Loan Documents in, the currency of that country shall be translated into, or paid into, the lawful currency or currency unit of that country designated by the Administrative Agent; and

           (b) any translation from one currency or currency unit to another shall be at the official rate of exchange legally recognized by the central bank of the country issuing such currency for the conversion of that currency or currency unit into the other, rounded up or down by the Administrative Agent acting in accordance with any applicable law on rounding or, if there is no such law, acting reasonably in accordance with its market practice.

           If a change in any currency of a country occurs, this Agreement will be amended to the extent the Administrative Agent (acting reasonably) specifies to be necessary to reflect the change in currency and to put the Lenders in the same position, so far as possible, that they would have been in if no change in currency had occurred.

1.6   ALTERNATIVE CURRENCY.

           (a) Any reference or usage of the word "amount" herein as it pertains to any Obligation denominated in an Alternative Currency shall be deemed to be a reference or usage of the term "Dollar Amount."

           (b) Any Obligation which is denominated in an Alternative Currency including principal or interest under any Loan or any amount assessed in an Alternative Currency which the Borrower has agreed to reimburse to the Lenders shall be paid in the specific Alternative Currency, subject to adjustment under Sections 1.5 and 2.14 hereof and this Section.

           (c) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes in Dollars into another currency (including any of the Alternative Currencies), the Borrower, the Guarantors and the Covenant Parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency (including any of the Alternative Currencies) at 10:00 am (London Time) on the Business Day preceding that on which such final judgment is rendered.

           (d) The Obligations of the Borrower and the Guarantors due to any Lender or the Administrative Agent in Dollars shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) or any sum adjudged to be so due in such other currency, such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase Dollars with such other currency, and, if the Dollars so purchased are less than the sum originally due in Dollars to such Lender or the Administrative Agent (as the case may be), the Borrower agrees, as a separate Obligation and notwithstanding such judgment, to indemnify such Lender or the Administrative Agent (as the case may be) against such loss, and if the Dollars so purchased exceed the sum originally due to any, such Lender or the Administrative Agent (as the case may be) agrees to remit to the Borrower such excess.

                                   ARTICLE II

                                   THE CREDITS

2.1   REVOLVING CREDIT COMMITMENTS.

           Subject to the terms and conditions set forth herein, each Revolving Credit Lender agrees to make Revolving Credit Loans or 364 Day Revolving Credit Loans to the Borrower from time to time during respectively the Revolving Credit Availability Period or the 364 Day Revolving Credit Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Credit Loans or 364 Day Revolving Credit Loans exceeding such Lender's Revolving Credit Commitment or 364 Day Revolving Credit Commitment, respectively, for each such Class of Loan; provided that, the aggregate Revolving Credit Exposures shall not at any time exceed the aggregate of all of the Revolving Credit Commitments and the aggregate 364 Day Revolving Credit Exposures shall not at any time exceed the aggregate of all of the 364 Day Revolving Credit Commitments and the aggregate of the Revolving Credit Exposure and the 364 Day Revolving Credit Exposure shall at no time exceed the Commitments.

2.2   LOANS AND BORROWINGS.

           (a) Each Loan of a particular Class (other than a Swing Loan made by the Swing Loan Lender) shall be made as part of a Borrowing consisting of Loans of such Class made by the Lenders ratably in accordance with their respective Commitments of such Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Credit Commitments and 364 Day Revolving Credit Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

           (b) Subject to Section 2.13 and except with respect to Swing Loans, each Borrowing shall be comprised entirely of Base Rate Loans or LIBOR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

           (c) Any requested Borrowing shall be for a minimum Dollar Amount of $10,000,000 (other than Swing Line Loans).

2.3   REQUESTS FOR BORROWINGS.

           (a) To request a Revolving Credit Borrowing or a 364 Day Revolving Credit Borrowing, the Borrower for itself or on behalf of any member of the Consolidated Group shall notify the Administrative Agent of such request by telephone (i) in the case of a LIBOR Borrowing denominated in Dollars, not later than 11:00 a.m., Boston, Massachusetts time, three Business Days before the date of the proposed Borrowing, (ii) in the case of a LIBOR Borrowing denominated in an Alternative Currency, not later than 11:00 a.m., London time, three Business Days before the date of the proposed Borrowing or (iii) in the case of a Base Rate Borrowing not later than 11:00 a.m., Boston, Massachusetts time, one Business Day before the date of the proposed Borrowing; provided that any such notice of a Base Rate Borrowing to finance the reimbursement of an LC Disbursement or Bank Guaranty Disbursement as contemplated by Section 2.4(e) may be given not later than 10:00 a.m., Boston, Massachusetts time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.

           (b) Each such telephonic and written Borrowing Request shall specify the following information:

           (i) the aggregate amount of such Borrowing;

           (ii) the date of such Borrowing, which shall be a Business Day;

           (iii) whether such Borrowing is to be a Revolving Credit Borrowing or a 364 Day Revolving Credit Borrowing;

           (iv) whether such Borrowing is to be a Base Rate Borrowing (for Borrowings (other than Swing Loans) denominated in Dollars only) or a LIBOR Borrowing;

           (v) in the case of a LIBOR Borrowing:

           (A) whether such Borrowing is to be denominated in Dollars or in an Alternative Currency; and

           (B) the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

           (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
           Section 2.5.

           If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing, unless the Borrowing is in an Alternative Currency which shall (unless such Borrowing is a Swing Loan) always be a LIBOR Borrowing. If no Interest Period is specified with respect to any requested LIBOR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If such Borrowing is not identified as a 364 Day Revolving Credit Borrowing or a Revolving Credit Borrowing, the Administrative Agent shall designate the Class of such Borrowing. Promptly following receipt of a Borrowing Request in accordance with this
Section 2.3, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

2.4   LETTERS OF CREDIT AND BANK GUARANTIES.

           (a) General. Subject to the terms and conditions set forth herein, in addition to the Revolving Credit Loans provided for in Section 2.1(a), the Borrower may request the issuance of Letters of Credit and Bank Guaranties denominated in Dollars or an Alternative Currency for its own account, provided that such Letters of Credit and Bank Guaranties may secure, at the request of the Borrower, the obligations of a member of the Consolidated Group other than the Borrower, by an Issuing Lender, in a form reasonably acceptable to such Issuing Lender, at any time and from time to time during the Revolving Credit Availability Period. Letters of Credit and Bank Guaranties issued hereunder shall constitute utilization of the Revolving Credit Commitments. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

           (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by each Issuing Lender) to an Issuing Lender (but only if such Issuing Lender has agreed to be bound as an Issuing Lender hereunder in a writing delivered to the Administrative Agent) and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.4), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Lender, the Borrower also shall submit a letter of credit application on such Issuing Lender's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate combined LC Exposure and Bank Guaranty Exposure of all of the Issuing Lenders (determined for these purposes without giving effect to the participations therein of the Revolving Credit Lenders pursuant to paragraph (e) of this Section 2.4) shall not exceed $50,000,000 and (ii) the total Revolving Credit Exposures shall not exceed the total Revolving Credit Commitments.

           (c) Expiration Date. Each Letter of Credit shall expire (without giving effect to any extension thereof by reason of an interruption of business) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) provided that any such Letter of Credit may provide for automatic extensions thereof to a date not later than one year beyond its current expiration date or (ii) 30 days prior to the Revolving Credit Maturity Date. Bank Guaranties must expire no later than 30 days prior to the Revolving Credit Maturity Date.

           (d) Bank Guaranties; Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. From time to time as permitted by applicable law, the Borrower may request the issuance of Bank Guaranties (or the amendment, renewal or extension of an outstanding Bank Guaranty) by hand delivering or telecopying (or transmitting by other electronic communication, if arrangements for such other electronic communication have been approved by such Issuing Lender) to a non-U.S. branch or Affiliate of an Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Bank Guaranty, or identifying the Bank Guaranty to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, and containing the requested date on which such Bank Guaranty is to expire (which shall conform with clause (c)), the amount of such Bank Guaranty, the name and address of the party for which the Bank Guaranty is being issued and such other information as shall be necessary to prepare, amend, renew or extend such Bank Guaranty. The Borrower shall execute a counter indemnity agreement or similar reimbursement agreement in form satisfactory to the applicable Issuing Lender. A Bank Guaranty shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Bank Guaranty the Borrower shall be deemed to represent and warrant that) after giving effect to such issuance, amendment, renewal or extension (i) the aggregate combined LC Exposure and Bank Guaranty Exposure of the Issuing Lenders (determined for these purposes without giving effect to the participations therein of the Revolving Credit Lenders pursuant to paragraph (e) of this Section 2.4) shall not exceed the Dollar Amount of $50,000,000 and (ii) the total Revolving Credit Exposures shall not exceed the total Revolving Credit Commitments.

           (e) Participations. By the issuance of a Letter of Credit or Bank Guaranty (or an amendment to a Letter of Credit or Bank Guaranty increasing the amount thereof) by an Issuing Lender, and without any further action on the part of such Issuing Lender, such Issuing Lender hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit or Bank Guaranty equal to such Revolving Credit Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit or such Bank Guaranty. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each Issuing Lender, such Revolving Credit Lender's Applicable Percentage of each LC Disbursement or Bank Guaranty Disbursement made by such Issuing Lender and not reimbursed by the Borrower on the date due as provided in paragraph (f) of this Section 2.4, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit or Bank Guaranties is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or any Bank Guaranty or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

           (f) Reimbursement. If any Issuing Lender shall make any LC Disbursement or Bank Guaranty Disbursement, the Borrower shall reimburse such Issuing Lender in respect of such LC Disbursement or Bank Guaranty Disbursement, as the case may be, by paying to the Administrative Agent an amount in immediately available funds equal to such LC Disbursement or

Bank Guaranty Disbursement not later than 12:00 noon, Boston, Massachusetts time or as to any LC Disbursement or Bank Guaranty Disbursement denominated in an Alternative Currency not later than 1:00 pm, London time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement or Bank Guaranty Disbursement, if such notice is received prior to 10:00 a.m., Boston, Massachusetts time or London time, as applicable; provided that any such same-day Borrowing, and any such Borrowing denominated in an Alternative Currency, shall be a Swing Loan to the extent then available, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if such LC Disbursement or Bank Guaranty Disbursement is not less than $500,000 in Dollar Amount, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3 that such payment be financed with a Base Rate Revolving Credit Loan or a Base Rate 364 Day Revolving Credit Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Borrowing. Regardless of the source of such reimbursement, the Administrative Agent will make payment of the amount of such reimbursement to the applicable Issuing Lender upon receipt of payment from the Borrower.

           If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Credit Lender of the applicable LC Disbursement or Bank Guaranty Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Credit Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Credit Lender shall pay to the Administrative Agent the Dollar Amount of its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.5 with respect to Revolving Credit Loans made by such Lender (and Section 2.5 shall apply to the payment obligations of the Revolving Credit Lenders, treating each such payment as a Loan for this purpose), and the Administrative Agent shall promptly pay to the applicable Issuing Lender the amounts so received by it from the Revolving Credit Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Lender or, to the extent that the Revolving Credit Lenders have made payments pursuant to this paragraph to reimburse the applicable Issuing Lender, then to such Lenders and the applicable Issuing Lender as their interests may appear. Any payment made by a Revolving Credit Lender pursuant to this paragraph to reimburse the applicable Issuing Lender for any LC Disbursement or Bank Guaranty Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement or Bank Guaranty Disbursement, as the case may be.

           (g) Obligations Absolute.

           (i) The Borrower's obligation to reimburse LC Disbursements and Bank Guaranty Disbursements as provided in paragraph (f) of this Section
           2.4 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (A) any lack of validity or enforceability of any Letter of Credit or Bank Guaranty, or any term or provision therein, (B) any draft or other document presented under a Letter of Credit or Bank Guaranty proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (C) payment by any Issuing Lender under a Letter of Credit or Bank Guaranty against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit or Bank Guaranty and (D) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.4, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

           (ii) Neither the Administrative Agent, the Lenders nor any Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or Bank Guaranty by any Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in clause
           (g)(i) above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit or Bank Guaranty (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Lender; provided that the foregoing shall not be construed to excuse any Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by any Issuing Lender's gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit or Bank Guaranty comply with the terms thereof. Subject in all respects to the foregoing, the parties hereto expressly agree that:

           (A) any Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit or Bank Guaranty without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit or Bank Guaranty;

           (B) any Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit or Bank Guaranty; and

           (C) this clause (g)(ii) shall establish the standard of care to be exercised by any Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit or Bank Guaranty comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

           (h) Disbursement Procedures. Any Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under any Letter of Credit or Bank Guaranty. Any Issuing Lender shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Lender has made or will make an LC Disbursement or Bank Guaranty Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse any Issuing Lender and the Revolving Credit Lenders with respect to any such LC Disbursement or Bank Guaranty Disbursement.

           (i) Interim Interest. If any Issuing Lender shall make any LC Disbursement or Bank Guaranty Disbursement in respect of any Letter of Credit or any Bank Guaranty, as the case may be, then, unless the Borrower shall reimburse such LC Disbursement in full on the date of such LC Disbursement or such Bank Guaranty Disbursement in full on the date of such Bank Guaranty Disbursement, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement or Bank Guaranty Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement or Bank Guaranty Disbursement, at the rate per annum then applicable to Base Rate Revolving Credit Loans or Base Rate Swing Loans denominated in the applicable Alternative Currency (as applicable); provided that, if the Borrower fails to reimburse such LC Disbursement or Bank Guaranty Disbursement when due pursuant to paragraph (f) of this Section 2.4, then interest calculated in accordance with Section 2.12(c) shall accrue on the unpaid amount thereof. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Lender, except that interest accrued on and after the date of payment by any Revolving Credit Lender pursuant to paragraph (f) of this Section 2.4 to reimburse an Issuing Lender shall be for the account of such Lender to the extent of such payment.

           (j) Cash Collateralization. If either (i) an Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Required Revolving Credit Lenders demanding the deposit of cash collateral pursuant to this paragraph, or (ii) the Borrower shall be required to provide cover for LC Exposure and Bank Guaranty Exposure pursuant to Section 2.9(b) or 2.10(b)(iv), the Borrower shall immediately deposit with any Issuing Lender an amount in cash equal to, in the case of an Event of Default, the sum of LC Exposure and Bank Guaranty Exposure as of such date plus any unpaid fees with respect thereto and, in the case of cover pursuant to Section 2.9(b) or 2.10(b)(iv), the amount required under Section 2.9(b) or 2.10(b)(iv), as the case may be; provided that the failure to promptly deposit cash collateral as provided in this Section 2.4 (j)(ii) within three (3) Business Days of the requirement therefore arising shall be an Event of Default. Such deposit shall be held by any Issuing Lender as collateral in the first instance for the LC Exposure or Bank Guaranty Exposure under this Agreement and thereafter for the payment of any other obligations of the Borrower, the Guarantors and the Covenant Parties hereunder.

2.5   FUNDING OF BORROWINGS.

           (a) Each Lender shall make each Loan denominated in Dollars to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the amount of such Loan by 1:00 p.m., Boston, Massachusetts time or, in the case of same-day Borrowings, 2:00 p.m., Boston, Massachusetts time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Boston, Massachusetts and designated by the Borrower in the applicable Borrowing Request; provided that Revolving Credit Loans and 364 Day Revolving Credit Loans made to finance the reimbursement of an LC Disbursement under any Letter of Credit as provided in Section 2.4(e) shall be remitted by the Administrative Agent to any Issuing Lender and Revolving Credit or 364 Day Revolving Credit Base Rate Loans made to finance the refunding of Swing Loans as provided in Section 2.8(d)(i) shall be remitted by the Administrative Agent to the Swing Loan Lender.

           (b) Funding and Participation in Alternative Currency Loans.

           (i) Subject to the provisions of this Section 2.5(b), each Lender shall fund Alternative Currency Loans in the appropriate Alternative Currency in accordance with their Revolving Credit Commitment or 364 Day Revolving Credit Commitment. For purposes of determining the amount of each Lender's Commitment, Bank Guaranties shall be treated as Alternative Currency Loans under this Section 2.5(b) and each Lender has agreed to fund the Obligations under each such Bank Guaranty as if it were an Alternative Currency Loan hereunder. If any Lender is unable to fund any Alternative Currency Loan, because of conditions described in Section 2.14, then the Administrative Agent may, in its sole discretion, designate one of the other Lenders (with such Lender's prior written consent) to fund such Alternative Currency Loan and the Lender which could not fund such Alternative Currency Loan will fund such Alternative Currency Loan with the Dollar Amount of such Alternative Currency Loan. Such Dollar Amount shall be paid to the Lender which has funded such Alternative Currency Loan, and the Lender which could not fund the Alternative Currency Loan shall have purchased a 100% participation in the Alternative Currency Loan so funded. Any fee for such service shall be negotiated between such Lenders directly. If the Administrative Agent is unable to designate any of the Lenders to fund such Alternative Currency Loan due to circumstances applying to the Lenders described under Section 2.14, then the Administrative Agent shall so notify the Borrower and the Borrower may request a Loan in a different Alternative Currency or in Dollars. Each Lender shall wire transfer immediately available funds in such Alternative Currency by 11:00 a.m., Boston, Massachusetts time, on the date such Alternative Currency Loan is to be funded, to the account of the Administrative Agent most recently designated by it for such purpose or to a depository account designated by the Administrative Agent. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Boston, Massachusetts or such depository account as may have been designated by the Borrower in the applicable Borrowing Request.

           (ii) Subject to the provisions of this Section 2.5(b), all Loans which are made available to the Borrower and which are lent to a Covenant Party under Section 2.5 (b)(iv) shall be Alternative Currency Loans and shall be funded as provided in Section 2.5 (b)(i).

           (iii) Each Alternative Currency Loan shall in all other respects be a Revolving Credit Borrowing or 364 Day Revolving Credit Borrowing, as applicable, for purposes of this Agreement.

           (iv) Each of the Lenders and the Borrower acknowledge and agree that any Alternative Currency Loan made through the Borrower to any Covenant Party shall be limited as follows:

           A. No such Loan by the Borrower to any Covenant Party may mature after the Revolving Credit Maturity Date.

           B. Such Loans shall be on terms identical to the terms, in the opinion of the Administrative Agent, of the Alternative Currency Loans from the Lenders to the Borrower (including acceleration for nonperformance) and all documents relating to such Loan (including any Collateral Documents) shall be assigned by the Borrower to the Administrative Agent for the benefit of the Lenders on terms satisfactory to the Administrative Agent.

           (c) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (other than a Swing Loan Borrowing) that such Lender will not make available to the Administrative Agent such Lender's Applicable Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made such Applicable Percentage of such Borrowing available on such date in accordance with paragraph (a) of this
Section 2.5 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its Applicable Percentage of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

           (d) Notwithstanding any other provisions of this Agreement, all payments in respect of Alternative Currency Loans by or to any Lender shall be in the amount of immediately available funds equal to the Alternative Currency Amount of such Alternative Currency Loan payment.

2.6   INTEREST ELECTIONS.

           (a) Each Borrowing (other than a Swing Loan Borrowing) initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a LIBOR Borrowing, may elect Interest Periods therefor, all as provided in this
Section 2.6; provided however, that notwithstanding any other provision of this
Section 2.6, no Swing Loan shall be converted from a Base Rate Borrowing to a LIBOR Borrowing. The Borrower may elect different options for continuations and conversions with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

           (b) To make an election pursuant to this Section 2.6, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.3 if the Borrower was requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

           (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.3:

           (i) the Borrowing to which such Interest Election Request applies and, if different options for continuations or conversions are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

           (ii) the effective date of the election made pursuant to such Interest ElectionRequest, which shall be a Business Day;

           (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a LIBOR Borrowing;

           (iv) whether the resulting Borrowing is to be a Revolving Credit Borrowing or a 364 Day Revolving Credit Borrowing; and

           (v) if the resulting Borrowing is a LIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

           If any such Interest Election Request requests a LIBOR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

           (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each affected Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

           (e) If the Borrower fails to deliver a timely Interest Election Request prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period
(i) with respect to a LIBOR Borrowing denominated in Dollars, such Borrowing shall be converted to a Base Rate Borrowing or (ii) with respect to a LIBOR Borrowing denominated in an Alternative Currency, such Borrowing shall be converted to a Borrowing at the LIBO Rate for such Alternative Currency on a one month basis. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Revolving Credit Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a LIBOR Borrowing (other than Alternative Currency Borrowing which will be continued at LIBOR but only a one month basis) and (ii) unless repaid, each LIBOR Borrowing denominated in Dollars shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

2.7   TERMINATION AND REDUCTION OF COMMITMENTS.

           (a) Unless previously terminated, the Revolving Credit Commitments shall terminate at the close of business on the Revolving Credit Maturity Date and the 364 Day Revolving Credit Commitments shall terminate at the close of business on the 364 Day Revolving Credit Maturity Date, except as provided in
Section 2.19.

           (b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Credit Commitments, the 364 Day Revolving Credit Commitments or the Swing Loan Sublimit upon at least five (5) Business Days prior written notice to the Administrative Agent; provided that (i) each reduction of the Revolving Credit Commitments and the 364 Day Revolving Credit Commitments shall be in an aggregate amount that is at least equal to $5,000,000 or any greater multiple of $1,000,000, and (ii) the Borrower shall not terminate or reduce (x) the Revolving Credit Commitments and the 364 Day Revolving Credit Commitments if, after giving effect to any concurrent repayment of the Loans in accordance with Section 2.9 or prepayment of the Loans in accordance with
Section 2.10, the total Revolving Credit Exposures plus the total 364 Day Revolving Credit Exposures would exceed the total Commitments or (y) the Swing Loan Sublimit if, after giving effect to any concurrent repayment of the Swing Loans in accordance with Section 2.9 or prepayment of the Swing Loans in accordance with Section 2.10, the aggregate principal amount of outstanding Swing Loans would exceed the Swing Loan Sublimit, after giving effect to such termination or reduction.

           (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce Revolving Credit Commitments and 364 Day Revolving Credit Commitments or the Swing Loan Sublimit under paragraph (b) of this Section 2.7 at least five Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.7 shall be irrevocable; provided that a notice of termination of Revolving Credit Commitments and 364 Day Revolving Credit Commitments or the Swing Loan Sublimit or both delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of Revolving Credit Commitments and 364 Day Revolving Credit Commitments shall be applied pro rata to each Lender's Revolving Credit Commitment and 364 Day Revolving Credit Commitment and shall be permanent. Each reduction of Revolving Credit Commitments and the 364 Day Revolving Credit Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

2.8   SWING LOAN FACILITY.

           (a) The Swing Loan

           (i) Subject to the terms and conditions hereinafter set forth, upon notice by the Borrower made to the Swing Loan Lender in accordance with Section 2.8(b)(i) or as determined by the Swing Loan Lender to avoid overdrawing the Borrower's accounts with the Swing Loan Lender or any account of any member of the Consolidated Group as provided in
           Section 2.8(b)(ii), the Swing Loan Lender hereby agrees to make Swing Loans to the Borrower from time to time on any Business Day during the period between the Effective Date and the Business Day immediately prior to the expiration of the Revolving Credit Availability Period in an aggregate principal amount not to exceed the Swing Loan Sublimit, and the Swing Loans shall be payable with interest accrued thereon on such Business Day immediately prior to the expiration of the Revolving Credit Availability Period.

           (ii) Amounts borrowed by the Borrower under this Section 2.8 may be repaid and reborrowed, subject to the conditions hereof.

           (iii) Unless otherwise specifically set forth herein, Swing Loans shall constitute the use of the Swing Loan Lender's Revolving Credit Commitment.

           (iv) Notwithstanding any other provisions of this Agreement and in addition to the Swing Loan Sublimit limitation set forth in Section
           2.7 (a) at no time shall the sum of (i) the aggregate Dollar Amount of the principal amount of all outstanding Swing Loans (after giving effect to all amounts requested and the application of the proceeds thereof) plus (ii) the aggregate Dollar Amount of the principal amount of all outstanding Revolving Credit Loans (after giving effect to all amounts requested and the application of the proceeds thereof), plus (iii) the aggregate Dollar Amount of LC Exposure and Bank Guaranty Exposure, exceed the aggregate amount of the Revolving Credit Commitments of all the Lenders and (b) at no time shall the aggregate Revolving Credit Exposure of the Swing Loan Lender (both in its capacity as the Swing Loan Lender and in its capacity as a Revolving Credit Lender) exceed the Dollar Amount of its Revolving Credit Commitment (in its capacity as a Revolving Credit Lender); provided, however, that subject to the limitations set forth in this
           Section 2.8(a), from time to time the ratio of (x) the sum of the aggregate Revolving Credit Exposure of the Swing Loan Lender (both in its capacity as the Swing Loan Lender and in its capacity as a Revolving Credit Lender) to (y) the sum of the aggregate Revolving Credit Exposures of all Lenders (including the Swing Loan Lender both in its capacity as the Swing Loan Lender and in its capacity as a Revolving Credit Lender) may exceed its Applicable Percentage.

           (b) Requests for Swing Loans.

           (i) When the Borrower desires the Swing Loan Lender to make a Swing Loan, the Borrower shall send to the Administrative Agent and the Swing Loan Lender a written request (or telephonic notice, if thereafter promptly confirmed in writing) (a "Swing Loan Request"), which request shall set forth (x) whether such Swing Loan will be in Dollars or a designated Alternative Currency, (y) the principal amount of the proposed Swing Loan, and (z) the proposed date of Borrowing of such Swing Loan. Each such Swing Loan Request must be received by the Swing Loan Lender at its London Office or at such other office as designated by the Swing Loan Lender in writing not later than 1:00 p.m. (London time) or 10:00 a.m. EST or EDT for any designated office in the United States on the proposed date of Borrowing of the Swing Loan being requested. Each Swing Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to borrow the Swing Loan from the Swing Loan Lender on the proposed date of Borrowing. Upon satisfaction of the applicable conditions set forth in this Agreement, on the proposed date of Borrowing the Swing Loan Lender shall make the Swing Loan available to the Borrower, subject to the availability of the Alternative Currency requested, by crediting the amount of the Swing Loan to the Borrower's account with the Swing Loan Lender or such account as may be designated by the Borrower for Dollars or such Alternative Currency.

           (ii) On each Business Day, the Swing Loan Lender shall determine the balance of the Consolidated Group's accounts with the Swing Loan Lender at 3:00 p.m. (London time), and to the extent any such account would otherwise be overdrawn, the Borrower hereby authorizes the Swing Loan Lender to make a Swing Loan to the Borrower for purposes of covering such overdraft. Upon satisfaction of the applicable conditions set forth in this Agreement, at or before the close of business on such Business Day the Borrower irrevocably instructs the Swing Loan Lender to make the proceeds of the Swing Loan available to the applicable member of the Consolidated Group by crediting the amount of the Swing Loan to the applicable account with the Swing Loan Lender; provided that the Borrower shall remain liable for each such Swing Loan made to cover any overdraft of any member of the Consolidated Group.

           (iii) Notwithstanding the foregoing, the Swing Loan Lender shall not advance any Swing Loans after it has received notice from any Lender or the Borrower that a Default has occurred and (in the case of any Lender) stating that no new Swing Loans are to be made until such Default has been cured or waived in accordance with the provisions of this Agreement.

           (c) Interest on Swing Loans. Each Swing Loan shall be an Alternative Currency Base Rate Loan or Base Rate Loan or if available, a Money Market Rate Loan, and except as otherwise provided in Section 2.12, shall bear interest for the account of the Swing Loan Lender until repaid in full at the rate per annum equal to the applicable Base Rate plus the Applicable Margin for Base Rate Loans or, if available and elected by the Borrower, the Money Market Rate. The Borrower promises to pay interest on the Swing Loans in arrears on each Interest Payment Date with respect thereto. All such interest payable with respect to the Swing Loans shall be payable for the account of the Swing Loan Lender.

           (d) Refundings of Swing Loans; Participations in Swing Loans.

           (i) The Swing Loan Lender, at any time in its sole and absolute discretion, may, on behalf of the Borrower (which hereby irrevocably directs the Swing Loan Lender to act on its behalf) request each Revolving Credit Lender, including BankBoston, in its capacity as a Revolving Credit Lender, to make a Revolving Credit Loan in an amount equal to such Revolving Credit Lender's Applicable Percentage of the amount of the Swing Loans (the "Refunded Swing Loans") outstanding on the date such notice is given in Dollars and each of the Alternative Currency amounts of each such Refunded Swing Loan. Unless any of the Events of Default described in Section 8.1(g), (h) or (i) shall have occurred (in which event the procedures of Section 2.8(d)(ii) shall apply) each Revolving Credit Lender shall make the proceeds of its Revolving Credit Loan available to the Administrative Agent, for the account of the Swing Loan Lender, at the Administrative Agent's Head Office prior to 3:00p.m EDT or EST in Alternative Currency or Dollars and in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Loans.

           (ii) If, prior to the making of a Revolving Credit Loan pursuant to
           Section 2.8(d)(i), an Event of Default described in Section 8.1(g),
           (h) or (i) shall have occurred, each Revolving Credit Lender will, on the date such Revolving Credit Loan was to have been made, purchase an undivided participation interest in the Refunded Swing Loan in an amount equal to its Applicable Percentage of such Refunded Swing Loan. Each Revolving Credit Lender will immediately transfer to the

           Swing Loan Lender, in immediately available Dollars or appropriate Alternative Currency funds, the amount of its participation in such Refunded Swing Loan.

           (iii) Whenever, at any time after the Swing Loan Lender has received from any Revolving Credit Lender such Revolving Credit Lender's participation interest in a Refunded Swing Loan pursuant to Section 2.8(d)(ii) above, the Swing Loan Lender receives any payment on account thereof, the Swing Loan Lender will distribute to such Revolving Credit Lender its participation interest in such amount in Dollars or the applicable Alternative Currency (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participation interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Loan Lender is required to be returned, such Revolving Credit Lender will return to the Swing Loan Lender any portion thereof previously distributed by the Swing Loan Lender to it as such payment is required to be returned by the Swing Loan Lender.

           (iv) If any Revolving Credit Lender does not make available to the Swing Loan Lender any amounts for the purpose of refunding a Swing Loan pursuant to Section 2.8(d)(i) above or to purchase a participation interest in a Swing Loan pursuant to Section 2.8(d)(ii) above (any such amounts payable by any Revolving Credit Lender being referred to herein as "Refunding or Participation Amounts") on the applicable due date with respect thereto and in Dollars or the applicable Alternative Currency, then the applicable Revolving Credit Lender shall pay to the Swing Loan Lender forthwith on demand such Refunding or Participation Amounts with interest thereon for each day from and including the date such amount is made available to the Swing Loan Lender but excluding the date of payment to the Swing Loan Lender, at the Federal Funds Effective Rate. If such Lender pays such amount to the Swing Loan Lender, then such amount shall constitute such Revolving Credit Lender's Loan included in such refunding Borrowing or the consideration for the purchase of such participation interest, as the case may be.

           (v) The failure or refusal of any Revolving Credit Lender to make available to the Swing Loan Lender at the aforesaid time and place the amount of its Refunding or Participation Amounts in Dollars or the applicable Alternative Currency (x) shall not relieve any other Revolving Credit Lender from its several obligations hereunder to make available to the Swing Loan Lender the amount of such other Revolving Credit Lender's Refunding or Participation Amounts and (y) shall not impose upon such other Revolving Credit Lender any liability with respect to such failure or refusal or otherwise increase the Revolving Credit Commitment of such other Revolving Credit Lender.

           (vi) Each Revolving Credit Lender severally agrees that its obligation to make available to the Swing Loan Lender its Refunding or Participation Amount as described above shall be absolute and unconditional and shall not be affected by any circumstance, including (v) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Swing Loan Lender, the Borrower or any other Person for any reason whatsoever, (w) the occurrence or continuance of any Default, the termination of the Revolving Credit Commitments or any other condition precedent whatsoever, (x) any adverse change in the condition (financial or otherwise) of any member of the Consolidated Group or any other Person, (y) any breach of any of the Loan Documents by any of the members of the Consolidated Group or any other Lender, or (z) any other circumstance, happening or event, whether or not similar to any of the foregoing.

           (e) Subject to the restrictions on Alternative Currency Loans described in Section 2.1 and the Swing Loan Sublimit, the Swing Loan Lender shall make Swing Loans available in Dollars or in Alternative Currencies.

2.9   REPAYMENT OF LOANS; EVIDENCE OF DEBT.

           (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Credit Lender the Dollar Amount of the then unpaid principal amount of such Lender's Revolving Credit Loans (including any Alternative Currency Loan), on the Revolving Credit Maturity Date and such Lender's 364 Day Revolving Credit Loans on the 364 Day Maturity Date (except to the extent the Borrower has chosen to convert the 364 Day Revolving Credit Loan to a Term Loan); provided that so long as none of the restrictions in the definition of "Alternative Currency" are then applicable to the particular Alternative Currency, the Borrower may repay Alternative Currency Loans in the Alternative Currency in which they were originally advanced by each Revolving Credit Lender.

           (b) In addition, if following any reduction in the Commitments (including mandatory reduction of Commitments under Section 2.10), or at any other time the aggregate amount of the Revolving Credit Exposures shall exceed the aggregate Revolving Credit Commitments or the aggregate amount of 364 Day Revolving Credit Exposures shall exceed the aggregate 364 Day Revolving Credit Commitments, the Borrower shall first, to the extent required by the following sentence, repay the Swing Loans, but only to such extent, second, repay the Revolving Credit Loans or 364 Day Revolving Credit Loans (including in each case Alternative Currency Loans) as the case may be, or, in the case of a reduction in the Commitments, repay the Revolving Credit Loans and 364 Day Revolving Credit Loans (including in each case any Alternative Currency Loans) pro rata, third, repay any remaining Swing Loans, and fourth, provide cover for LC Exposure and Bank Guaranty Exposure as specified in Section 2.4(j) in an aggregate amount equal to such excess. If at any time either (a) the aggregate principal amount of Swing Loans outstanding exceeds the lowest of (i) the Swing Loan Sublimit or (ii) the Swing Loan Lender's Applicable Percentage of the total Revolving Credit Commitment at such time or (b) the Swing Loan Lender's Revolving Credit Exposure at such time exceeds the Swing Loan Lender's Applicable Percentage of the total Revolving Credit Commitments at such time after application of any reduction in the Revolving Credit Commitments, then the Borrower shall forthwith repay the Swing Loans then outstanding in an amount equal to such excess, together with accrued interest.

           (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

           (d) The Administrative Agent (or in the case of Swing Loans, the Swing Loan Lender) shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and
(iii)
the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

           (e) The entries made in the accounts maintained pursuant to paragraph
(c) or (d) of this Section 2.9 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

           (f) The Borrower shall prepare, execute and deliver to each Lender promissory notes payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent in the full amount (i) of such Lender's Revolving Credit Commitment and (ii) such Lender's 364 Day Revolving Credit Commitment. The Borrower shall execute a Term Note payable to the order of each Lender as provided in Section 2.19. Thereafter, the Loans evidenced by such promissory notes and interest thereon shall at all times (including after assignment pursuant to Section 10.4) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

2.10  PREPAYMENT OF LOANS.

           (a) Voluntary Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section 2.10 and, with respect to LIBOR Loans, subject to Section 2.15(a) hereof.

           (b) Mandatory Prepayments. The Borrower and the Guarantors shall make prepayments of the Loans in the order of priority and with the restrictions provided in Section 2.10 (b) (iv) (and reduce the Commitments hereunder) in the event any of the events described in clauses (i), (ii) or (iii) occurs.

           (i) Casualty Events. Within 90 days following the receipt by any member of the Consolidated Group of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any property of any member of the Consolidated Group (or upon such earlier date as such member of the Consolidated Group, as the case may be, shall have determined not to repair or replace the property affected by such Casualty Event), the Borrower shall prepay the Loans (and provide cover for LC Exposure and the Bank Guaranties as specified in Section 2.4(j)), and the Revolving Credit Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to 100% of the Net Cash Payments from such Casualty Event not theretofore applied or committed to be applied to the repair or replacement of such property (it being understood that if Net Cash Payments committed to be applied are not in fact applied within twelve months of the respective Casualty Event, then such proceeds shall be applied to the prepayment of Loans, cover for LC Exposure and the Bank Guaranties and reduction of Revolving Credit Commitments as provided in this clause (i) at the expiration of such twelvemonth period) but only if and to the extent that the aggregate amount of such proceeds received after the Effective Date on account of all Casualty Events is greater than $1,000,000 in excess of the aggregate amount applied or committed to be applied after the Effective Date to the repair or replacement of such property, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (iv) of this Section 2.10(b).

           (ii) Incurrence of Debt or Offering of Equity. Without limiting the obligation of the Borrower to obtain the consent of the Required Revolving Credit Lenders to any incurrence of Indebtedness or sale of equity securities not otherwise permitted hereunder, the Borrower agrees, on or prior to the closing of any incurrence of debt pursuant to Section 7.1(f) or sale of equity securities by any of the Borrower, any Guarantor or any Covenant Party to deliver to the Administrative Agent a statement certified by a Financial Officer, in form and detail reasonably satisfactory to the Administrative Agent, of the estimated amount of the Net Cash Payments of such incurrence of debt or sale of equity securities that will (on the date of such incurrence or sale) be received by the Borrower, any Guarantor or any Covenant Party in cash and the Borrower will apply 50% of the Net Cash Payments to prepay the Loans hereunder (and provide cover for LC Exposure and Bank Guaranty Exposure as specified in Section 2.4(j)), such prepayment to be effected in each case in the manner and to the extent specified in clause (iv) of this Section 2.10(b); provided that such application shall not reduce any of the Revolving Credit Commitments.

           (iii) Sale of Assets. Without limiting the obligation of the Borrower to obtain the consent of the Required Revolving Credit Lenders to any Disposition not otherwise permitted hereunder, the Borrower agrees, on or prior to the occurrence of any Disposition by any Member of the Consolidated Group, to deliver to the Administrative Agent a statement certified by a Financial Officer, in form and detail reasonably satisfactory to the Administrative Agent, of the estimated amount of the Net Cash Payments of such Disposition that will (on the date of such Disposition) be received by any member of the Consolidated Group. The Borrower will prepay the Loans hereunder (and provide cover for LC Exposure and the Bank Guaranties as specified in
           Section 2.4(j)), and the Revolving Credit Commitments hereunder shall be subject to automatic reduction, as follows:

           (x) at any time any sale of assets when aggregated in each fiscal year with all other sales of assets by the Consolidated Group exceeds $10,000,000; then

           (y) the Borrower shall pay to the Administrative Agent for the benefit of the Lenders 75% of the Net Cash Payments received from all sales of assets and 75% of the Net Cash Payments from additional sales of assets by any member of the Consolidated Group for the remainder of such fiscal year;

           such prepayment and reduction to be effected in the manner and to the extent specified in clause (iv) of this Section 2.10(b).

           (iv) Application. Upon the occurrence of any of the events described in the above paragraphs of this Section 2.10(b), the amount of the required reductions and prepayments shall be applied to the Revolving Credit Commitments and the 364 Day Revolving Credit Commitments and the Loans outstanding thereunder on a pari passu basis ratably in accordance with the respective then-outstanding aggregate amounts of such Commitments and Loans; provided that if as a result of such reduction, either (x) the aggregate amount of the Revolving Credit Exposure and the 364 Day Revolving Credit Exposure shall exceed the respective aggregate Commitments or a repayment of Swing Loans would be required hereunder, the Borrower shall, first repay Swing Loans to reduce the Swing Loan Exposure to the Swing Loan Sublimit, but only to such extent, second, repay the other Revolving Credit Loans (other than Swing Loans) and the 364 Day Revolving Credit Loans ratably and on a pari passu basis, third, repay the remaining Swing Loans, and fourth, provide cover for LC Exposure and Bank Guaranty Exposure as specified in Section 2.4(j).

           (c) Notification of Prepayments. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a LIBOR Borrowing, not later than 11:00 a.m., Boston, Massachusetts time, three Business Days before the date of prepayment or (ii) in the case of prepayment of a Base Rate Borrowing, not later than 11:00 a.m., Boston, Massachusetts time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of Commitments as contemplated by Section 2.7, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.7. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing under paragraph (a) of this Section 2.10 shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.2.

           (d) Covenant Parties. If any of the Covenant Parties is subject to an event listed in Section 2.10 (b) (i), (ii) or (iii) above, the Borrower shall cause such Covenant Party to make such prepayment to the Administrative Agent to the extent provided in the applicable subsection of this Section 2.10 to be applied against the note or notes assigned by the Borrower to the Administrative Agent evidencing a loan from the Borrower to such Covenant Party using a Borrowing or Loan hereunder.

           (e) Prepayments Accompanied by Interest. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and any break funding payment under Section 2.15.

2.11  FEES.

           (a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue on the daily average unused amount of the respective Revolving Credit Commitment and 364 Day Revolving Credit Commitment of such Lender during the period (calculated by deducting from the Revolving Credit Commitment of each Lender, such Lender's outstanding Revolving Credit Exposure and deducting from each Lender's 364 Day Revolving Credit Commitment, such Lender's outstanding 364 Day Revolving Credit Exposure) from and including the Effective Date to but excluding the date on which such Revolving Credit Commitment or 364 Day Revolving Credit Commitment terminates, at a rate per annum for each Payment Period equal to the rate set forth opposite the applicable Leverage Ratio indicated below for such Payment Period, provided that for the Initial Payment Period the Leverage Ratio shall be set at Level IV:


                                                                            FEE PERCENTAGE
                                                       COMMITMENT               365-DAY
             LEVEL             RANGE OF             REVOLVING CREDIT          REVOLVING
                            LEVERAGE RATIO                LOANS              CREDIT LOANS
                I     Greater than or equal to            0.375%                 0.325%
                                     3.25 to 1
               II     Greater than or equal to            0.350%                 0.300%
                       2.50 to 1 but less than
                                     3.25 to 1
              III     Greater than or equal to            0.300%                 0.250%
                       2.00 to 1 but less than
                                     2.50 to 1
               IV     Greater than or equal to            0.250%                 0.200%
                       1.50 to 1 but less than
                                     2.00 to 1
                V       Less than 1.50 to 1.00            0.250%                 0.200%


           Accrued commitment fees shall be payable in arrears on each Quarterly Date commencing on the first such date to occur after the date hereof and, in respect of any Commitments, on the date such Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of determining the unused portion of each Lender's Commitment solely in order to calculate the commitment fee under this Section 2.11(a), no Swing Loan shall constitute the usage of any Lender's Revolving Credit Commitment.

           (b) Credit Fees. The Borrower agrees to pay with respect to Letters of Credit and Bank Guaranties outstanding hereunder the following credit fees:

           (i) to the Administrative Agent for the account of each Revolving Credit Lender a fee per annum equal to the Applicable Margin for LIBOR Borrowings on the average daily amount of such Lender's LC Exposure, and Bank Guaranty Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements and Bank Guaranty Disbursments) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Credit Commitment terminates and the date on which there shall no longer be any Letters of Credit or Bank Guaranties outstanding hereunder, and

           (ii) to each Issuing Lender (x) a fronting fee equal to the product of 0.125% per annum times the face amount of each Letter of Credit or Bank Guaranty issued by such Issuing Lender, payable in arrears on each Quarterly Date, and (y) such Issuing Lender's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or Bank Guaranty issued by such Issuing Lender or processing of drawings thereunder.

           Accrued credit fees shall be payable in arrears on each Quarterly Date and on the date the Revolving Credit Commitments terminate, commencing on the first such date to occur after the date hereof, provided that any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. All Participation Fees and fronting fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

           (c) Administrative Agent's Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed to in writing.

           (d) Closing Fees. The Borrower agrees to pay to each Lender upon execution of this Agreement closing fees as provided in the term sheet dated August __, 1999.

           (e) All fees payable hereunder shall be paid on the dates due, in immediately available funds. Fees paid shall not be refundable under any circumstances, absent manifest error in the determination thereof.

2.12  INTEREST.

           (a) The Loans denominated in Dollars comprising each Base Rate Borrowing shall bear interest at a rate per annum equal to the Adjusted Base Rate plus the Applicable Margin.

           (b) The Loans comprising each LIBOR Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

           (c) Notwithstanding the foregoing, (i) all amounts which are not paid when due shall bear interest until paid in full at the Post-Default Rate and
(ii) during the period when any Event of Default shall have occurred and be continuing for a period of 30 or more days (and the Administrative Agent, acting on the instructions of the Required Revolving Credit Lenders, shall have notified the Borrower that the PostDefault Rate shall apply), the principal of all Loans hereunder shall bear interest, after as well as before judgment, at the Post-Default Rate.

           (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued at the Post-Default Rate shall be payable on demand, (ii) in the event of any repayment or prepayment of any LIBOR Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any LIBOR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion, (iv) all accrued interest on Revolving Credit Loans and Swing Loans shall be payable upon expiration of the Revolving Credit Commitments and (v) all accrued interest on 364 Day Revolving Credit Loans shall be payable upon the expiration of the 364 Day

Revolving Credit Commitments (except to the extent such Loans are converted to Term Loans pursuant to Section 2.19)

           (e) All interest hereunder computed on the basis of the LIBO Rate or the Adjusted LIBO Rate shall be computed on the basis of a 360 day year for actual number of days elapsed (including the first day but excluding the last day). Interest computed by reference to the Adjusted Base Rate shall be computed on the basis of a 365 day year (366 days in a Leap Year) for the actual number of days elapsed (including the first day but excluding the last day), except at times when the Adjusted Base Rate is based on the Federal Funds Rate when interest shall be computed on the basis of a year of 360 days for the actual number of days elapsed (including the first day but excluding the last day). Interest on Swing Loans (other than Base Rate Swing Loans denominated in Dollars, as to which the preceding sentence shall apply) shall be computed on the basis of a year of 360 days for the actual number of days elapsed (including the first day but excluding the last day).

2.13  ALTERNATE RATE OF INTEREST.

           If prior to the commencement of any Interest Period for a LIBOR
Borrowing:

           (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

           (b) if such Borrowing is of a particular Class of Loans, the Administrative Agent is advised by the Required Revolving Credit Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans of such Class included in such Borrowing for such Interest Period;

           then the Administrative Agent shall give notice thereof to the Borrower and the affected Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and such Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any such Borrowing to, or continuation of any such Borrowing as, a LIBOR Borrowing shall be ineffective and (ii) if any Borrowing Request requests a LIBOR Borrowing, such Borrowing shall be made as a Dollar Base Rate Borrowing.

2.14  INCREASED COSTS.

           (a) If any Change in Law shall:

           (i) impose, modify or deem applicable any reserve, special deposit, currency regulations or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any

           Issuing Lender or limit any Lender's ability to provide the Borrower with Loans in any Alternative Currency; or

           (ii) impose on any Lender or any Issuing Lender or the London interbank market any other condition affecting this Agreement or LIBOR Loans made by such Lender or any Letter of Credit or participation therein;

           and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

           (b) If any Lender or Issuing Lender reasonably determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or Issuing Lender's capital or on the capital of such Lender's or Issuing Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or Issuing Lender or such Lender's or Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or Issuing Lender's policies and the policies of such Lender's or Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Lender, or such Lender's or Issuing Lender's holding company, for any such reduction suffered.

           (c) A certificate of a Lender or Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 shall be delivered to the Borrower and shall be conclusive so long as it reflects a reasonable basis for the calculation of the amounts set forth therein and does not contain any manifest error. The Borrower shall pay such Lender or Issuing Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

           (d) Failure or delay on the part of Lender or any Issuing Lender to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender's or Issuing Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Lender pursuant to this Section 2.14 for any increased costs or reductions incurred more than six months prior to the date that such Lender or Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or Issuing Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the sixmonth period referred to above shall be extended to include the period of retroactive effect thereof.

2.15  BREAK FUNDING PAYMENTS.

           (a) In the event of (i) the payment of any principal of any LIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (ii) the conversion of any LIBOR Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any LIBOR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable and is revoked in accordance herewith) or
(iv) the assignment of any LIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss and reasonable cost and expense attributable to such event.

           (b) In the case of a LIBOR Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of

           (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period.

           (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for U.S. dollar deposits from other banks in the Eurodollar market at the commencement of such period.

           (c) A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

2.16  TAXES.

           (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) the Administrative Agent, Lender or any Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

           (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

           (c) The Borrower shall indemnify the Administrative Agent, each Lender and any Issuing Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) paid by the Administrative Agent, such Lender or any Issuing Lender, as the case may be (and any penalties, interest and reasonable expenses arising therefrom or with respect thereto during the period prior to the Borrower making the payment demanded under this paragraph (c)), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or any Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or any Issuing Lender, shall be conclusive absent manifest error.

           (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

           (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

2.17  PAYMENTS GENERALLY: PRO RATA TREATMENT; SHARING OF SETOFFS.

           (a) The Borrower shall make each payment required to be made by it, hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.8, 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, Boston, Massachusetts time (or as to Alternative Currency Loans (including Swing Loans) London time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at such of its offices in Boston, Massachusetts or London as shall be notified to the relevant parties from time to time, except payments to be made directly to any Issuing Lender as expressly provided herein and except that payments pursuant to Sections 2.8, 2.14, 2.15, 2.16 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof, and the Borrower shall have no liability in the event timely or correct distribution of such payments is not so made. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars or as to Alternative Currency Loans (including Swing Loans) in the applicable Alternative Currency.

           (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder under any circumstances, including, without limitation during, or as a result of the exercise by the Administrative Agent or the Lenders of remedies under the Pledge Agreements and applicable law, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

           (c) Except to the extent otherwise provided herein: (i) each borrowing of Loans of a particular Class from the Lenders under Section 2.1 shall be made from the relevant Lenders, each payment of commitment fee under
Section 2.11 in respect of Commitments of a particular Class shall be made for the account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.3 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class;
(ii) LIBOR Loans of any Class having the same Interest Period shall be allocated pro rata among the relevant Lenders according to the amounts of their Commitments of such Class (in the case of the making of Loans) or their respective Loans of such Class (in the case of conversions and continuations of Loans); (iii) each payment or prepayment by the Borrower of principal of Loans of a particular Class shall be made for the account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by such Lenders; (iv) each payment by the Borrower of interest on Loans of a particular Class shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; and (v) each payment by the Borrower of Participation Fees in respect of Letters of Credit shall be made for the account of the Revolving Credit Lenders pro rata in accordance with the amount of Participation Fees then due and payable to the Revolving Credit Lenders.

           (d) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans (or participations in LC Disbursements) resulting in such Lender receiving payment of a greater proportion of the aggregate principal amount of its Loans (and participations in LC Disbursements) and accrued interest thereon than the proportion of such amounts received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans (and LC

Disbursements) of the other Lenders to the extent necessary so that the benefit of such payments shall be shared by all the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans (and participations in LC Disbursements); provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans (or participations in LC Disbursements) to any assignee or participant, other than to any member of the Consolidated Group or any subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower and the Guarantors consent to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower's or the Guarantors' rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower or any such Guarantor in the amount of such participation.

           (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Lender entitled thereto (the "Applicable Recipient") hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Applicable Recipient the amount due. In such event, if the Borrower has not in fact made such payment, then each Applicable Recipient severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Applicable Recipient with interest thereon, for each day from and including the date such amount is distributed to it but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

           (f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.4(d), 2.4(e), 2.5(b) or 2.8(d)(i) or (ii), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Section or Sections until all such unsatisfied obligations are fully paid.

2.18  MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

           (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder, or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.

The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

           If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.4), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, any Issuing Lender), which consents shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (and participations in LC Disbursements), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

2.19 RENEWAL OR REPAYMENT OF THE 364 DAY REVOLVING CREDIT COMMITMENTS; TERM LOAN OPTION.

           (a) In any year in which the 364 Day Revolving Credit Commitments are outstanding, the Borrower must not earlier than July 1 and no later than August 20 notify the Administrative Agent in writing that it is (i) requesting an extension of the 364 Day Revolving Credit Commitments for an additional 364 days and resetting of the 364 Day Revolving Credit Maturity Date or (ii) electing to pay off all or a portion of the 364 Day Revolving Credit Exposure on the 364 Day Revolving Credit Maturity Date (such notice to state the amount to be repaid if not the entire 364 Day Revolving Credit Exposure) and if the Borrower elects to pay less than the entire 364 Day Revolving Credit Exposure the amount not paid shall be converted to a Term Loan on the 364 Day Revolving Credit Maturity Date (provided such amount may not be less than $50,000,000) or (iii) electing to convert the entire 364 Day Revolving Credit Exposure on the 364 Day Revolving Credit Maturity Date into a Term Loan.

           (b) The Administrative Agent shall notify all of the Lenders of such request by telecopying the request to each Lender no later than ten (10) Business Days after receiving the request from the Borrower and in any event not later than September 10. If the Borrower has requested an extension of the 364 Day Revolving Credit Maturity Date, each Lender shall notify the Administrative Agent in writing by telecopy by September 25 (or the nearest Business Day thereto) as to whether such Lender assents to the extension of the 364 Day Revolving Credit Maturity Date. A failure by any Lender to notify the Administrative Agent of its decision shall be deemed to be a refusal to assent to such request.

           (c) If the Borrower requests an extension and less than 100% of the Lenders consent in writing to such extension the Administrative Agent will use reasonable efforts to replace such dissenting Lender or Lenders from both their 364 Day Revolving Credit Commitment and their Revolving Credit Commitment. The Administrative Agent shall notify the Borrower no later than October 10 whether such dissenting Lender or Lenders have been replaced with an assenting Lender or Lenders.

           (d) If the dissenting Lender or Lenders cannot be replaced by October 10, the Borrower shall have the right to continue to request Borrowings under the 364 Day Revolving Credit Commitments, subject to the terms and conditions of this Agreement, until the then effective 364 Day Revolving Credit Maturity Date.

           (e) If the dissenting Lender or Lenders are not replaced, the Borrower will notify the Administrative Agent as to which of the following options it will exercise on the Revolving Credit Maturity Date:

           (i) Converting all or a portion of the 364 Day Revolving Credit Exposure to a Term Loan evidenced by Term Notes for each of the Lenders in proportion to such Lender's 364 Day Revolving Credit Commitment, and if any part of the 364 Day Revolving Credit Exposure is not made part of the Term Loan it shall be paid in good funds and distributed to the Lenders in accordance with their 364 Day Revolving Credit Commitments, or

           (ii) Payment in full of the 364 Day Revolving Credit Exposure on the 364 Day Revolving Credit Maturity Date.

           (f) If the Borrower elects in its original notice delivered to the Administrative Agent by August 20 to repay and/or convert the 364 Day Revolving Credit Loans, the 364 Day Revolving Credit Loans will be repaid and or converted as provided in Section 2.19 (e) (i) or (ii) as is appropriate.

           (g) If the 364 Day Revolving Credit Loans are paid or become a Term Loan, all of the 364 Revolving Credit Commitments of the Lenders shall terminate and Schedule 2.1 will be amended to reflect the Dollar Amount of each Lenders Term Note.

           (h) The Term Loan and Term Notes issued as provided in Section 2.19
(e) (i) shall bear interest in whole or in part at either the Adjusted Base Rate or the Adjusted LIBO Rate as provided for Revolving Credit Loans. The Term Notes shall provide for the level payments of principal on each Quarterly Date from the date of issuance thereof, sufficient to amortize the entire principal amount by the Revolving Credit Maturity Date with a final payment of all remaining principal and interest on the Revolving Credit Maturity Date. The Term Loan will be due and payable in full, together with all unpaid interest thereon, on the Revolving Credit Maturity Date

           (i) If 100% of the Lenders consent in writing to a requested extension, the 364 Day Revolving Credit Maturity Date shall be deemed extended by 364 days without any further action necessary by the Administrative Agent or the Lenders.




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



                                  ARTICLE III


                             GUARANTY BY GUARANTORS


3.1   THE GUARANTY.

           Each Guarantor hereby jointly and severally guarantees to each Lender, any Issuing Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Borrower, all LC Disbursements, all Bank Guaranty Disbursements and all other amounts from time to time owing to the Lenders, any Issuing Lender or the Administrative Agent by the Borrower hereunder or under any other Loan Document, all obligations of the Borrower to any Lender under any Hedging Agreement and all other Obligations of the Borrower, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guarantied Obligations"). Each Guarantor hereby further agrees that if the Guaranteed Obligations are not paid in full when due (whether at stated maturity, by acceleration or otherwise) the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guarantied Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This is a guarantee of payment and not of collection.


3.2   OBLIGATIONS UNCONDITIONAL.

           The obligations of each Guarantor under Section 3.1 are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guaranty of or security for any of the Guarantied Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

           (i) at any time or from time to time, without notice to such Guarantors, the time for any performance of or compliance with any of the Guarantied Obligations shall be extended, or such performance or compliance shall be waived;

           (ii) any of the acts mentioned in any of the provisions hereof or of the other Loan Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

           (iii) the maturity of any of the Guarantied Obligations shall be accelerated, or any of the Guarantied Obligations shall be modified, supplemented or amended in any respect, or any right hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guaranty of any of the Guarantied Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

           (iv) any Collateral under any Collateral Document shall be determined not to have been perfected.

           To the extent permitted under the law governing each such Guarantor, the Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent, any Issuing Lender or any Lender exhaust any right, power or remedy or proceed against the Borrower hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein, or against any other Person under other guaranty of, or security for, any of the Guarantied Obligations.


3.3   REINSTATEMENT.

           The obligations of each Guarantor under this Article III shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guarantied Obligations is rescinded or must be otherwise restored by any holder of any of the Guarantied Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each of the Guarantors agrees that it will indemnify the Administrative Agent, any Issuing Lender and each Lender on demand for all reasonable costs and expenses (including fees and expenses of counsel) incurred by the Administrative Agent, any Lender or any Issuing Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.


3.4   SUBROGATION.

           Each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including any such right arising under the Federal Bankruptcy Code of 1978, as amended) or otherwise by reason of any payment by it pursuant to the provisions of this
Article III and further agrees with the Borrower for the benefit of each of its creditors (including any Issuing Lender, each Lender and the Administrative Agent) that any such payment by it shall constitute a contribution of capital by such Guarantor to the Borrower.

3.5   REMEDIES.

           Each Guarantor agrees that, as between such Guarantor and the Lenders, the obligations of the Borrower hereunder may be declared to be forthwith due and payable as provided in Section 8.1 or Section 2.4(j), as applicable (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.1 or Section 2.4(j), as applicable) for purposes of Section 3.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by such Guarantor for purposes of Section 3.1.


3.6   CONTINUING GUARANTY.

           The guaranty in this Article III is a continuing guaranty, and shall apply to all Guarantied Obligations whenever arising.


3.7   RIGHTS OF CONTRIBUTION.

           The Guarantors hereby agree, as between themselves, that each Guarantor retains its right of contribution against each other Guarantor, but further agrees not to assert its right of contribution until the Obligations to the Lenders and each of them is paid in full.

3.8   GENERAL LIMITATION ON GUARANTY OBLIGATIONS.

           In any action or proceeding involving any state or non-U.S. corporate law, or any state or Federal or non-U.S. bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 3.1 would otherwise, taking into account the provisions of Section 3.7, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES


           The Borrower and each of the Guarantors represents and warrants to the Lenders and the Administrative Agent, as to itself and each other and as to each Covenant Party, that:



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

4.1   ORGANIZATION; POWERS.

           Each of the Borrower, the Guarantors and the Covenant Parties is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Borrower, the Guarantors and the Covenant Parties has all requisite power and authority under its organizational documents to carry on its business as now conducted and, except where the failure to be so qualified or in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

4.2   AUTHORIZATION; ENFORCEABILITY.

           The Transactions are within the corporate power of each of the Borrower, the Guarantors and, to the extent a party, each of the Covenant Parties and have been duly authorized by all necessary corporate and, if required, stockholder action on the part of each of the Borrower, the Guarantors and, to the extent a party, each of the Covenant Parties. This Agreement has been duly executed and delivered by each of the Borrower, the Guarantors and, to the extent a party, each of the Covenant Parties and constitutes a legal, valid and binding obligation of each of the Borrower, the Guarantors and, to the extent a party, each of the Covenant Parties, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4.3   GOVERNMENTAL APPROVALS; NO CONFLICTS.

           The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, (b) will not violate any applicable law, policy or regulation or the charter, by-laws or other organizational documents of any the Borrower, the Guarantors and the Covenant Parties or any order of any Governmental Authority,
(c) will not violate or result in a default under any indenture, agreement or other instrument binding upon each of the Borrower, the Guarantors and, to the extent a party, each of the Covenant Parties, or any of their respective assets, or give rise to a right thereunder to require any payment to be made by the Borrower, the Guarantors or any of the Covenant Parties and (d) except for the Liens created by the Collateral Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower, the Guarantors or any of the Covenant Parties.


4.4   FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.

           (a) The Borrower has heretofore delivered to the Lenders financial statements as provided in Section 6.1 through the fiscal quarter ending June 30, 1999.

           (b) The Borrower has heretofore delivered to the Lenders the projected consolidated balance sheets and statements of profit and loss and statements of cash flow for the fiscal years 2000 through 2005 (the "Projections"). The Projections were prepared by the Borrower in good faith and were based on assumptions which were reasonable when made and which continue to be reasonable on the date hereof.

           (c) There has been no change in the business, assets, operations, prospects or financial condition, of the Consolidated Group taken as a whole since June 30, 1999, which would result in a Material Adverse Effect.

           (d) None of the Consolidated Group has on the date hereof any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments in each case that are material, except as referred to or reflected or provided for in the balance sheets as of June 30, 1999 referred to above or as otherwise expressly provided in this Agreement or the financial statements described in this Section 4.4.


4.5   PROPERTIES.

           (a) Each of the Borrower, the Guarantors and the Covenant Parties has good and marketable title to, or valid, subsisting and enforceable leasehold interests in, all its real and personal property material to its business.

           (b) Each of the Borrower, the Guarantors and the Covenant Parties owns, or to its knowledge has acquired an implied license to use, all trademarks, service marks, tradenames, copyrights, patents and other intellectual property ("Proprietary Rights") which are necessary for the conduct of its business in the manner that such businesses have heretofore been conducted and, to the knowledge of the Borrower, the Guarantors and the Covenant Parties, the use thereof does not infringe upon the rights of any other Person, except for such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No other Proprietary Rights are necessary for the unimpaired continued operation of the Borrower's, the Guarantors' or the Covenant Parties, businesses in the manner that such businesses heretofore have been conducted. All such trademark applications and registrations, trademarks, registered copyrights, patents and patent applications which are owned by or licensed to the Borrower or the Guarantors are listed on Schedule 4.5.

           (c) As of the date hereof, Schedule 4.5 contains a true, accurate and complete list of (i) all owned Real Property Assets and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset of any of the members of the Consolidated Group, regardless of whether such member of the Consolidated Group is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 4.5, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and the Borrower has no knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legal, valid and binding obligation of each applicable member of the Consolidated Group, enforceable against such member of the Consolidated Group in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

           (d) Each of the Borrower and the Guarantors which has granted a security interest in its personal property, a Mortgage on its real property and/or has executed a Pledge Agreement does hereby represent and warrant that each such Collateral Document is in full force and effect and that each such party has not permitted any Lien or encumbrance, except as specifically permitted under this Agreement, to attach to any such Collateral.


4.6   LITIGATION AND ENVIRONMENTAL MATTERS.

           (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, the Guarantors or the Covenant Parties, threatened against or affecting the Borrower, the Guarantors or any Covenant Party (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the transactions contemplated herein and therein.

           (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower, the Guarantors or the Covenant Parties (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or any inquiry, allegation, notice or other communication from any Governmental Authority concerning its compliance with any Environmental Law or (iv) knows of any basis for any Environmental Liability.


4.7   COMPLIANCE WITH LAWS AND AGREEMENTS.


           Each of the Borrower, the Guarantors and the Covenant Parties is in compliance with all laws, regulations, policies and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.


4.8   INVESTMENT AND HOLDING COMPANY STATUS.

           No member of the Consolidated Group nor any of their respective Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or (c) a "bank holding company" as defined in, or subject to regulation under, the Bank Holding Company Act of 1956, as amended.



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

4.9   TAXES.

           The Borrower, and each of the Guarantors and the Covenant Parties and their respective Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

4.10  ERISA


           No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $500,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $500,000 the fair market value of the assets of all such underfunded Plans.

4.11  DISCLOSURE.

           The Borrower, the Guarantors and the Covenant Parties have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any of them is subject, and all other matters known to the Borrower, the Guarantors or the Covenant Parties, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Borrower, the Guarantors and the Covenant Parties to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Borrower, the Guarantors and the Covenant Parties to the Administrative Agent and the Lenders in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Borrower that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Administrative Agent for use in connection with the transactions contemplated hereby or thereby.



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

4.12  SUBSIDIARIES.

           (a) Set forth in Schedule 4.12 annexed hereto is a complete and correct chart of all of the Subsidiaries of the Borrower and the Guarantors upon the effectiveness of the transactions described in Section 7.4 (c) together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests.

           (b) Except as set forth in Schedule 4.12, as of the date of this Agreement, none of the Subsidiaries of the Borrower is subject to any indenture, agreement, instrument or other arrangement containing any provision of the type described in Section 7.8, other than any such provision the effect of which has been unconditionally, irrevocably and permanently waived.


4.13  MATERIAL INDEBTEDNESS, LIENS AND AGREEMENTS.

           (a) Schedule 4.13 annexed hereto is a complete and correct list, as of the date of this Agreement, of all Material Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guaranty by, the Borrower, the Guarantors or the Covenant Parties which have not been disclosed on the financial statements provided to the Lenders under Section 6.1.

           (b) Schedule 4.13 is a complete and correct list, as of the date of this Agreement, of each Lien securing Indebtedness of any Person the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $500,000 and covering any property of the Borrower, the Guarantors and the Covenant Parties, and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the Property covered by each such Lien to the extent not previously disclosed on the financial statement provided to the Lenders under Section 6.1.

           (c) Schedule 4.13 is a complete and correct list, as of the date of this Agreement, of each contract and arrangement to which the Borrower, the Guarantors and the Covenant Parties is a party for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

           (d) True and complete copies of each agreement listed on Schedule 4.13, to the extent requested by the Administrative Agent, have been delivered to the Administrative Agent, together with all amendments, waivers and other modifications thereto. All such agreements are valid, subsisting, in full force and effect, are currently binding and will continue to be binding upon the Borrower, and each of the Guarantors and the Covenant Parties that is a party thereto and, to the best knowledge of the Borrower, the Guarantors and the Covenant Parties, binding upon the other parties thereto in accordance with their terms. The Borrower, the Guarantors and the Covenant Parties are not in default under any such agreements. The Borrower, the Guarantors and the Covenant Parties have good commercial working relationships with respect to the other parties listed in Schedule 4.13, and, except at the request of the Borrower, no such other party has canceled or otherwise terminated its relationship with the Borrower, the Guarantors and the Covenant Parties, as applicable, or during the last twelve months decreased materially its services or supplies to the Borrower, the Guarantors and the Covenant Parties, as applicable, or its usage or purchase of services or products of the Borrower, the Guarantors and the Covenant Parties, as applicable, as the case may be. None of the



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

Borrower, the Guarantors or the Covenant Parties knows of any plan or intention of any such other party, and nor has it received any written threat from any such other party, to terminate, to cancel or otherwise materially and adversely modify its relationship with the Borrower, the Guarantors or the Covenant Parties or to decrease materially or limit its services or supplies to the Borrower, the Guarantors or the Covenant Parties or its usage or purchase of services or products of the Borrower, the Guarantors or the Covenant Parties. The licenses and other agreements listed in Part (b) of Schedule 4.5 collectively entitle the Borrower, the Guarantors and the Covenant Parties to use all proprietary right necessary to the conduct of the business of the Consolidated Group as presently conducted.


4.14  [RESERVED]

4.15  FEDERAL RESERVE REGULATIONS

           Neither the Borrower, nor the Guarantors or the Covenant Parties nor any of their respective Subsidiaries is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board). The value of all margin stock owned by the Consolidated Group does not and will not constitute, so long as any Revolving Credit Commitments remain outstanding, more than 25% of the value of the assets of the Consolidated Group.


4.16  BURDENSOME RESTRICTIONS

           None of the Borrower, the Guarantors or the Covenant Parties is a party to or otherwise bound by any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate or partnership restriction which would, or in the exercise of reasonable judgment could, foreseeably have a Material Adverse Effect.


4.17  FORCE MAJEURE

           Since the date of the most recent financial statements referred to in Section 4.4(a) to the Effective Date, the business, properties and other assets of the Borrower, the Guarantors or the Covenant Parties have not been materially and adversely affected in any way as the result of any fire or other casualty, strike, lockout or other labor trouble, embargo, sabotage, confiscation, contamination, riot, civil disturbance, activity of armed forces or act of God.


4.18  LABOR RELATIONS.

           Neither Borrower, nor the Guarantors or the Covenant Parties are engaged in any unfair labor practice that could have a Material Adverse Effect on the Borrower, the Guarantors or the Covenant Parties. There is (i) no significant unfair labor practice complaint pending against the Borrower, or any of the Guarantors or the Covenant Parties or, to the best of their joint and several knowledge, threatened against any of them, before the National Labor Relations Board or similar regulatory body, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement or similar labor agreement is so pending against the Borrower, the

Guarantors or the Covenant Parties or, to the best of their joint and several knowledge, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage is pending against the Borrower, the Guarantors or the Covenant Parties or, to the best of their joint and several knowledge, threatened against the Borrower, the Guarantors or the Covenant Parties and
(iii) to the best of the knowledge of the Borrower, the Guarantors or the Covenant Parties, no union or labor organization question existing with respect to the employees of the Borrower, the Guarantors or the Covenant Parties and, to best of their joint and several knowledge, except to the extent a union or labor organization is already representing such employees, no union or labor organization organizing activities are taking place.


4.19  YEAR 2000 COMPLIANCE.

           The Borrower has 1) reviewed the areas within its business and operations which could be adversely affected by failure to become Year 2000 Compliant; 2) developed a detailed plan and timetable to become Year 2000 Compliant in a timely manner; and 3) committed adequate resources to support its Year 2000 Plan for itself and for its Subsidiaries. Based on such review and plan the Borrower reasonably believes that it will become Year 2000 Compliant on a timely basis; provided however that failure to become Year 2000 Compliant will not have Material Adverse Effect on the Borrower.



                                   ARTICLE V

                                   CONDITIONS


5.1   EFFECTIVE DATE.

This Second Amended and Restated Credit Agreement and the Obligations of the Lenders to make Loans, and of any Issuing Lender to issue Letters of Credit and Bank Guaranties, hereunder shall not become effective until the date on which each of the following conditions are satisfied (or waived in accordance with Section 10.2):

           (a) Counterparts of Agreement. The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

           (b) Notes. The Administrative Agent shall have received for each Lender a duly completed and executed promissory note for such Lender, substantially in such form as the forms of Revolving Credit Note and 364 Day Revolving Credit Note attached hereto as Exhibit H and I, respectively.

           (c) Security Interests. The Administrative Agent shall have received evidence satisfactory to it that the Borrower and certain of the Guarantors shall have taken or caused to be



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

taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings that may be necessary or, in the opinion of the Administrative Agent, desirable in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the personal and mixed property Collateral in the United States (and certain other jurisdictions in which the Administrative Agent currently holds a perfected security interest in the personal and mixed property Collateral of such entities) or as to any Guarantor such perfected First Priority security interest as such Guarantor shall grant in its personal property and mixed property Collateral. Such actions shall include the following (or their applicable local equivalent):

               a. Collateral Documents. Delivery to the Administrative Agent of all the Collateral Documents, including affirmations of Collateral Documents duly executed by the applicable party thereto, together with accurate and complete schedules to all such Collateral Documents;

               b. Stock Certificates and Instruments. Delivery to the Administrative Agent of (A) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to the Administrative Agent) representing stock pledged pursuant to the Pledge Agreements, to the extent not previously delivered and (B) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to the Administrative Agent) evidencing any Collateral (provided that none of the Borrower or the Guarantors shall be required to pledge in excess of 65% of the total capital stock of any Guarantor or Covenant Party incorporated solely outside the United States of America;

               c. Lien Searches and UCC Termination Statements. Delivery to the Administrative Agent of (A) the results of a recent search, by a Person satisfactory to the Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any of the Borrower and the Guarantors, together with copies of all such filings disclosed by such search, and (B) if needed, UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);

               d. UCC Financing Statements and Fixture Filings. Delivery to the Administrative Agent of UCC financing statements, if not previously filed, and, where appropriate, fixture filings, duly executed by the Borrower or any Guarantor which has granted a Lien with respect to all personal and mixed property Collateral of such Person, for filing in all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;



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

               e. PTO Cover Sheets, Etc. Delivery to the Administrative Agent of all cover sheets or other documents or instruments required to be filed with the PTO in order to create or perfect Liens in respect of any IP Collateral to the extent not previously filed; and

               f. Perfection Certificate. Delivery to the Administrative Agent of a perfection certificate, to the extent necessary, dated the Effective Date substantially in the form of Schedule I annexed to the form of Security Agreement annexed hereto duly executed by a Financial Officer;

           (d) Mortgages on Real Property. The Administrative Agent shall have received confirmation that all existing Mortgages granted directly or indirectly to the Administrative Agent for the benefit of the Lenders are in full force and shall have all title policies (to the extent available) brought forward to a date close to the Effective Date. In addition any real property owned by the Borrower or any Guarantor which is not currently encumbered by a Mortgage shall have a Mortgage (or the applicable local equivalent) filed against such property except to the extent such Mortgage shall cause any Guarantor formed or operating outside the United States of America to violate any applicable law.

           (e) Landlord Consents and Estoppels. In the case of each Real Property Asset leased by the Borrower or any Guarantor or any Covenant Party there shall be delivered to the Administrative Agent (for the benefit of the Lenders) a Landlord Waiver in form acceptable to the Administrative Agent to the extent that applicable law gives such landlord a lien on the Collateral if rent is not paid when due.

           (f) Matters Relating to Flood Hazard Properties. As to all U.S. Real Property Assets (A) evidence reasonably acceptable to the Administrative Agent as to whether any Mortgaged Property is a subject to a flood hazard, unless previous supplied and (B) if there are any Property is subject to a flood hazard, evidence that the applicable party has obtained flood insurance with respect to each such Property in amounts approved by the Administrative Agent, or evidence acceptable to the Administrative Agent that such insurance is not available.

           (g) Environmental Indemnity. An environmental indemnity agreement, substantially in the form of Exhibit F annexed hereto, with respect to the indemnification of the Administrative Agent and the Lenders for any liabilities that may be imposed on or incurred by any of them as a result of any Hazardous Materials shall be executed for each Real Property Asset which is subject to a Mortgage or a reaffirmation of the existing indemnity agreement for such Real Property Asset subject to a Mortgage.

           (h) Title Insurance. For each Real Property Asset subject to a Mortgage or for which a Mortgage is filed as part of this Agreement delivery of ALTA mortgagee title insurance policies or unconditional commitments (or their applicable local equivalent) issued in form reasonably satisfactory to the Administrative Agent and by such title company (or its equivalent) as is reasonably satisfactory to the Administrative Agent, with such endorsements as required by the Administrative Agent, and provision for affirmative insurance and such reinsurance as the Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Administrative Agent. Such title insurance shall show that the mortgagor has good and marketable title and that the related Mortgage is a First Priority Lien on the Real Property Asset, all to the satisfaction of the Administrative Agent.

           (i) Opinions of Local Counsel. As to any matters related to the taking of additional Mortgages, the Administrative Agent shall have received, if requested, an opinion of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) in each state in which such Mortgage is filed which the Administrative Agent or Special Counsel shall believe is reasonable and necessary.

           (j) Evidence of Insurance. The Administrative Agent shall have received a certificate from each of the Borrower, the Guarantors and the Covenant Parties individually or their joint insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to
Section 6.5 is in full force and effect and that the Administrative Agent on behalf of the Lenders has been named as additional insured and loss payee thereunder to the extent required under Section 6.5.

           (k) Corporate Structure. The corporate organizational and capital structure ownership of the Consolidated Group shall be as set forth in the most recent 10K or 10Q report, as appropriate, filed with the Securities and Exchange Commission.

           (l) Corporate Matters. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or Special Counsel may reasonably request relating to the organization, existence and good standing of the Borrower and each of the Guarantors and to the extent that a Loan may be made to or for the benefit of any of them, any such Covenant Party, the authorization of the Transactions and any other legal matters relating to this Agreement, the other Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

           (m) Necessary Governmental Authorizations and Consents; Expiration of Waiting Periods, Etc. Except as set forth on Schedule 5.1 annexed hereto, the Borrower, the Guarantors and the Covenant Parties shall have obtained all permits, licenses, authorizations or consents from all Governmental Authorities and all consents of other Persons with respect to Material Indebtedness, Liens and agreements listed on Schedule 4.13 (and so identified thereon), the other transactions contemplated by the Loan Documents, and as are required for the continued operation of the business conducted by the Borrower and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No action, request for stay, petition for review or rehearing, reconsideration or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Governmental Authority to take action to set aside its consent on its own motion shall have expired.

           (n) Financial Officer Certificate. The Administrative Agent shall have received a certificate in such form as that form of Certificate of Officer annexed hereto as Exhibit D dated the Effective Date and signed by the President, a Vice President or a Financial Officer,



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

confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 5.2.

           (o) No Material Adverse Effect. There shall have occurred no Material Adverse Effect (in the reasonable opinion of the Administrative Agent) since June 30, 1999 in the case of the Borrower, the Guarantors or the Covenant Parties.

           (p) Opinions of Counsel. The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Bingham Dana LLP, counsel to the Borrower and the Guarantors, substantially in the form of Exhibit D annexed hereto and covering such matters relating to the Borrower and the Guarantors , this Agreement, the other Loan Documents or the Transactions as the Administrative Agent and Special Counsel shall request and (ii) Oklahoma Counsel to the Borrower in form acceptable to the Administrative Agent and Special Counsel (and the Borrower and the Guarantors hereby requests such counsels to deliver such opinions).

           (q) Fees and Expenses. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, without limitation to the extent invoiced, reimbursement or payment of all legal, examination and related fees and expenses required to be reimbursed or paid by the Borrower hereunder; provided that the legal fees of Special Counsel to the Administrative Agent shall not exceed $60,000 plus reasonable out of pocket disbursements.

           (r) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or any Lender or Special Counsel shall have reasonably requested.

           The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans, and of any Issuing Lender to issue Letters of Credit or Bank Guaranties hereunder shall not become effective unless each of the foregoing conditions are satisfied or waived pursuant to Section 10.2.


5.2   EACH EXTENSION OF CREDIT.

The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of any Issuing Lender to issue, amend, renew or extend any Letter of Credit or any Bank Guaranty, is subject to the satisfaction of the following conditions:

           (a) Representations and Warranties. The representations and warranties of the Borrower and each of the Guarantors, and any Covenant Party which shall make such representation and warranty, set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing, or (as applicable) the date of issuance, amendment, renewal or extension of such Letter of Credit or Bank Guaranty, both before and after giving effect thereto and to the use of the proceeds thereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be or have been true and correct in all material respects as of such specific date).



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

           (b) No Defaults. At the time of and immediately after giving effect to such Borrowing, or (as applicable) the date of issuance, amendment, renewal or extension of such Letter of Credit or Bank Guaranty, no Default shall have occurred and be continuing and the Borrower, each Guarantor and each Covenant Party shall be in compliance with each covenant, condition and agreement contained in this Agreement, except to the extent such non compliance is not an Event of Default hereunder and would not have a Material Adverse Effect.

           The making of each Loan shall be deemed to be a representation and warranty by the Borrower on the date of the Borrowing or the date of issuance, amendment, renewal or extension of a Letter of Credit or a Bank Guaranty as to the accuracy of the facts referred to in subsections (a) and (b) of this
Section 5.2.



                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS


Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit and Bank Guaranties shall have expired or terminated and all LC Disbursements and Bank Guaranty Disbursements shall have been reimbursed, each of the Borrower, the Guarantors and the Covenant Parties covenants and agrees with the Lenders that:


6.1   FINANCIAL STATEMENTS AND OTHER INFORMATION.

The Borrower and each of the Guarantors and Covenant Parties will furnish to the Administrative Agent and each Lender:

           (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower and each of the Guarantors and Covenant
Parties:

           (i) consolidated and consolidating statements of income, retained earnings and cash flows of Consolidated Group for such fiscal year and the related consolidated and consolidating balance sheets of the Consolidated Group as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year;

           (ii) an opinion (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) of independent certified public accountants of recognized national standing stating that said consolidated financial statements referred to in the preceding clause (i) fairly present the consolidated financial condition and results of operations of the Consolidated Group as at the end of, and for, such fiscal year in accordance with GAAP, and a statement of such accountants to the effect that, in making the examination necessary for their opinion, nothing came to their attention that caused them to believe that the members of the Consolidated Group were not in compliance with
Section 7.9, insofar as such Section relates to accounting matters; and

           (iii) a certificate of a Financial Officer in the form of Exhibit D annexed hereto stating that the consolidating financial statements referred to in the clause (i) fairly present the respective individual unconsolidated financial condition and results of operations of each member of the Consolidated Group, in each case in accordance with GAAP consistently applied, as at the end of, and for, such fiscal year;

           (b) as soon as available and in any event within 45 days after the end of each quarterly fiscal period for the first three quarterly fiscal periods and within 90 days after the end of the fourth quarterly fiscal period of each fiscal year of the Consolidated Group:

           (i) consolidated and consolidating statements of income, retained earnings and cash flows of members of the Consolidated Group for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets of the members of the Consolidated Group as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding period in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year);

           (ii) a certificate of a Financial Officer, which certificate shall state that said consolidated financial statements referred to in the preceding clause (i) fairly present the consolidated financial condition and results of operations of the Consolidated Group and that said consolidating financial statements referred to in the preceding clause (i) fairly present the respective individual unconsolidated financial condition and results of operations of each of the member of the Consolidated Group, in each case in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and the omission of footnotes);

           (c) promptly upon receipt by any member of the Consolidated Group, all management letters from their independent certified public accountants;

           (d) concurrently with any delivery of financial statements under clause (a) and (b) above, a Compliance Certificate duly executed by a Financial Officer;

           (e) as soon as available and in any event within 90 days after the beginning of the fiscal year, statements of forecasted consolidated income for the Consolidated Group for each fiscal quarter in such fiscal year and a forecasted consolidated balance sheet of the Consolidated Group, together with supporting assumptions which were reasonable when made, as at the end of each fiscal quarter, all prepared in good faith in reasonable detail and consistent with past practices in preparing projections and otherwise reasonably satisfactory in scope to the Administrative Agent;

           (f) promptly after the same become publicly available, copies of all registration statements, regular periodic or other reports and press releases filed by the Consolidated Group or any



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

member thereof with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange;

           (g) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed; and

           (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any member of the Consolidated Group, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.


6.2   NOTICES OF MATERIAL EVENTS.

Each of the Borrower, the Guarantor and the Covenant Parties will furnish to the Administrative Agent prompt written notice of the following:

           (a) the occurrence of any Event of Default (delivered no later than five Business Days after such occurrence);

           (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any of the Borrower, the Guarantors or the Covenant Parties or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

           (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Consolidated Group in an aggregate amount exceeding $500,000; and

           (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 6.2 shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.


6.3   EXISTENCE; CONDUCT OF BUSINESS.

Each of the Borrower, any Guarantor and any Covenant Party will cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or any discontinuance or sale of such business permitted under Section 7.4.



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

6.4   PAYMENT OF OBLIGATIONS.

           (a) Each of the Borrower, the Guarantors and the Covenant Parties will pay its obligations, including Tax liabilities, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Borrower, Guarantor or Covenant Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP and
(c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

           (b) No member of the Consolidated Group will file any consolidated tax return with any Unrestricted Subsidiary prior to having entered into a tax sharing agreement, approved by the Required Revolving Credit Lenders, that (i) obligates such Unrestricted Subsidiary to reimburse such member of the Consolidated Group for the portion of any tax liability equal to the proportionate contribution of such Unrestricted Subsidiary to the taxable income of such member of Consolidated Group and (ii) obligates such member of the Consolidated Group to reimburse such Unrestricted Subsidiary for the portion of any tax savings or benefits resulting exclusively from the operations of such Unrestricted Subsidiary, on account of the filing of such consolidated tax return.


6.5   MAINTENANCE OF PROPERTIES; INSURANCE.

Each of the Borrower, the Guarantors and the Covenant Parties will (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, as may be required by law and such other insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, including business interruption insurance. Without limiting the generality of the foregoing, each of the foregoing will (i) maintain or cause to be maintained flood insurance with respect to each Property constituting part of the Collateral subject to a flood hazard in amounts approved by the Administrative Agent, or provide evidence if requested by the Administrative Agent that such insurance is either not available or not customary and (ii) maintain or cause to be maintained replacement value casualty insurance on its Property under such policies of insurance, in each case with such insurance companies, in such amounts, with such deductibles, and covering such terms and risks as are at all times satisfactory to the Administrative Agent in its commercially reasonable judgment. Each such policy of insurance shall (x) in the case of each liability insurance policy, name the Administrative Agent for the benefit of the Lenders as an additional insured thereunder as its interests may appear and (y) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to the Administrative Agent that names the Administrative Agent for the benefit of the Lenders as the loss payee thereunder for any covered loss and provides for at least 30 days prior written notice to the Administrative Agent of any modifications or cancellation of such policy.


6.6   BOOKS AND RECORDS; INSPECTION RIGHTS.

Each of the Borrower, the Guarantors and the Covenant Parties will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in



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

relation to its business and activities. Each of the Borrower, the Guarantors and the Covenant Parties will permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, provided that, so long as no Default has occurred and is continuing, all such visits shall be at reasonable times during regular business hours of such Person and neither the Administrative Agent nor any Lender shall visit the Borrower, the Guarantors or the Covenant Parties more frequently than once each fiscal quarter, and provided further that after the occurrence and during the continuance of any Default the Administrative Agent and the Lenders may visit at any reasonable times and as often as the Administrative Agent or such Lender reasonably deems necessary. The Borrower, in consultation with the Administrative Agent, will arrange for a meeting to be held at least once every year with the Lenders hereunder at which the business and operations of the Consolidated Group are discussed.


6.7   FISCAL YEAR.

To enable the ready and consistent determination of compliance with the covenants set forth in Section 7.9 hereof, the Consolidated Group will not change the last day of their fiscal year from the Sunday closest to December 31 of each year, or the last day of the first three fiscal quarters in each of its fiscal years from the Sunday closest to March 31, June 30 and September 30, respectively, without the consent of the Required Revolving Credit Lenders.


6.8   COMPLIANCE WITH LAWS.

Each of the Borrower, the Guarantors and the Covenant Parties shall comply with all laws, rules, regulations and orders including Environmental Laws, of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Further, The Borrower has timely filed or will file or cause to be filed on a timely basis all reports, registration statements and other documents, and any amendments with respect thereto, required to be filed or made by it under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations of the Securities and Exchange Commission promulgated thereunder; and the securities or "Blue sky" laws of any state or territory of the United States of America.


6.9   COMPLIANCE WITH AGREEMENTS.

Each of the Borrower, each Guarantor and each Covenant Party will comply in all material respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including any agreement listed on Schedule 4.13; provided that the Borrower, any Guarantor or any Covenant Party may contest any such lease, agreement and other instrument in good faith so long as adequate reserves are maintained in accordance with GAAP.



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

6.10  USE OF PROCEEDS.

The Borrower shall use the proceeds of the Revolving Credit Loans and the 364 Day Revolving Credit Loans only for the following purposes:

           (a) working capital needs of the Borrower and the Guarantors;

           (b) Permitted Acquisitions;

           (c) expenses incurred in connection with this Agreement and related transactions and to refinance existing Indebtedness (including any Term Loan) of the Borrower or any Guarantor; and

           (d) No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.


6.11  CERTAIN OBLIGATIONS RESPECTING RESTRICTED SUBSIDIARIES.

           (a) Additional Restricted Subsidiaries. Subject to the provisions of
Section 7.4 (c) below, in the event that any member of the Consolidated Group shall form or acquire any new Restricted Subsidiary after the date hereof, the applicable member of the Consolidated Group shall cause such new Restricted Subsidiary within five Business Days of such formation or acquisition:

           (i) to execute and deliver to the Administrative Agent the following documents: (1) a counterpart to this Agreement (and thereby to become a party to this Agreement as a "Guarantor" hereunder if permitted under applicable law), (2) a Security Agreement; (3) an Intellectual Property Security Agreement and (4) if such Restricted Subsidiary shall own a Real Property Asset which can be secured by a Mortgage, a Mortgage, Title Insurance and Environmental Indemnity, with respect thereto, as provided in Section 5 hereof;

           (ii) the member of the Consolidated Group which has formed or acquired such Restricted Subsidiary shall execute a Pledge Agreement of all of the shares of such Restricted Subsidiary and deliver to the Administrative Agent for the benefit of the Lenders the original shares with stock powers executed in blank (with medallion signature guarantees) to the Administrative Agent;

           (iii) Such Restricted Subsidiary shall take such action as shall be necessary to create and perfect valid and enforceable First Priority Liens on the Collateral; and

           (iv) such Restricted Subsidiary shall deliver to the Administrative Agent such proof of corporate action, incumbency of officers and other documents, with respect to such Restricted Subsidiary, as is consistent with those delivered by each Restricted Subsidiary pursuant to Section 5.1 upon the Effective Date or as the Administrative Agent shall have reasonably requested.



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

           (b) Ownership of Restricted Subsidiaries. Except as expressly permitted by this Agreement, no Person shall sell, transfer or otherwise dispose of any shares of stock in any Restricted Subsidiary owned by it, nor permit any Restricted Subsidiary to issue any shares of stock of any class whatsoever to any Person other than to a member of the Consolidated Group. Each of the members of the Consolidated Group will take such action from time to time as shall be necessary to ensure that the percentage of the equity capital of any class or character owned by it in any Restricted Subsidiary on the date hereof (or, in the case of any newly formed or newly acquired Restricted Subsidiary, on the date of formation or acquisition) is not at any time decreased, other than by reason of transfers to another member of the Consolidated Group. In the event that any additional shares of stock shall be issued by any member of the Consolidated Group, the respective holder of such shares of stock shall forthwith deliver to the Administrative Agent pursuant to a Pledge Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to such Pledge Agreement.


6.12  ERISA.

The Borrower, the Guarantors and the Covenant Parties will maintain each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code and will not and not permit any of the ERISA Affiliates to (a) engage in any transaction in connection with which the Borrower or any of the ERISA Affiliates would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by
Section 4975 of the Code, (b) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Plan or (c) fail to make any payments to any Multi Employer Plan that the Borrower or any of the ERISA Affiliates may be required to make under any agreement relating to such Multi Employer Plan or any law pertaining thereto.


6.13  ENVIRONMENTAL MATTERS; REPORTING.

Each of the members of the Consolidated Group will observe and comply with, all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, Hazardous Materials or other environmental matters to the extent non-compliance could result in a material liability or otherwise have a material adverse effect on the members of the Consolidated Group taken as a whole. The members of the Consolidated Group will give the Administrative Agent prompt written notice of any violation as to any environmental matter by any member of the Consolidated Group and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (a) in which an adverse result would have a Material Adverse Effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by any member of the Consolidated Group which are material to the operations of such member of the Consolidated Group, or (b) which will or threatens to impose a material liability on such member



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

of the Consolidated Group to any Person or which will require a material expenditure by such member of the Consolidated Group to cure any alleged problem or violation.


6.14  ADEQUATE CAPITAL.

To the extent that the Administrative Agent in its reasonable discretion determines that any Guarantor or Covenant Party has failed to maintain adequate capital as required by local law applicable to such Guarantor or Covenant Party, the Borrower shall contribute such funds in cash to the affected Guarantor or Covenant Party to the extent necessary for it to comply with local law.



                                  ARTICLE VII

                               NEGATIVE COVENANTS


Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit and Bank Guaranties shall have expired or terminated and all LC Disbursements and Bank Guaranty Disbursements shall have been reimbursed, each of the Borrower, the Guarantors and the Covenant Parties, jointly and severally, covenant and agree with the Lenders that:


7.1   INDEBTEDNESS.

The Borrower, the Guarantors and the Covenant Parties will not create, incur, assume or permit to exist any Indebtedness, except:

           (a) Indebtedness to any Lender created hereunder or permitted under the terms of this Agreement;

           (b) Indebtedness existing on the date hereof not required to be repaid as shown on the financial statement of the Consolidated Group submitted to the Lenders prior to the Effective Date;

           (c) Intercompany Indebtedness within the Consolidated Group;

           (d) Indebtedness of Unrestricted Subsidiaries which does not exceed in the aggregate at any one time $20,000,000;

           (e) Indebtedness of any Foreign Subsidiary which is not a Guarantor to the Borrower; provided that such Indebtedness shall not exceed the principal amount of the promissory note executed by each such Foreign Subsidiary for such Indebtedness which has been assigned to the Administrative Agent for the benefit of the Lenders; and

           (f) Indebtedness of the Consolidated Group, in addition to the Indebtedness permitted in



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

Section 7.1 (a) through(e), which is (1) unsecured and (2) does not exceed at any time twelve percent (12%) of Consolidated Total Assets as shown on the latest financial statement delivered to the Lenders under Section 6.1 hereof.


7.2   LIENS.

None of the Borrower, any Guarantor or any Covenant Party will create, incur, assume or permit to exist any Lien on any Property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

           (a) Liens created under the Collateral Documents or any other Lien granted to the Administrative Agent or the Lenders for the benefit of all of the Lenders;

           (b) Any Lien on any property or asset of any member of the Consolidated Group which is set forth on the financial statements delivered to the Lenders for the quarterly fiscal period ending on June 30, 1999 or as approved in writing by the Required Revolving Credit Lenders and any renewal thereof on terms similar to the existing Lien;

           (c) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or (in the case of property taxes and assessments not exceeding $500,000 in the aggregate more than 90 days overdue) which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of any the Borrower, any Guarantor or any Covenant Party in accordance with GAAP;

           (d) Carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens, and vendors' Liens imposed by statute or common law not securing the repayment of Indebtedness, arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments (including pre-judgment attachments) but only to the extent for an amount and for a period not resulting in an Event of Default under Section 8.1(j) hereof;

           (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

           (f) deposits to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases (other than capital leases), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

           (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not, in the aggregate, materially detract from



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

the value of the Property of any of the Borrower, the Guarantors or the Covenant Parties or interfere with the ordinary conduct of the business of any of the Borrower, the Guarantors or the Covenant Parties;

           (h) Any lien related to a Permitted Securitization.

           (i) Liens consisting of bankers' liens and rights of set-off, in each case, arising by operation of law, and Liens on documents presented in letters of credit drawings; and

           (j) Liens on fixed or capital assets, including real or personal property, acquired, constructed or improved by any member of the Consolidated Group, provided that such Liens secure Indebtedness (including Capital Lease Obligations) which does not exceed 5% of Consolidated Total Assets as shown on the most recent financial statement of the Consolidated Group provided to the Lenders under Section 6.1.


7.3   CONTINGENT LIABILITIES.

None of the Borrower, any Guarantor nor any Covenant Party will Guaranty the Indebtedness or other obligations of any Person, or Guaranty the payment of dividends or other distributions upon the stock of, or the earnings of, any Person, except:

           (a) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,

           (b) Guaranties of obligations of its Subsidiaries (other than Unrestricted Subsidiaries) by the Borrower not to exceed $40,000,000 in the aggregate outstanding at any time;

           (c) Guaranties in effect on the date hereof which are disclosed in
Schedule 4.13 and any replacement thereof which does not exceed the limits set forth on Schedule 4.13; and

           (d) obligations in respect of Letters of Credit and Bank Guaranties.


7.4   FUNDAMENTAL CHANGES.

           (a) None of the Borrower, any Guarantor or any Covenant Party will enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) unless otherwise permitted under the terms of this Agreement. None of the Borrower, any Guarantor or any Covenant Party will acquire any business or property from, or capital stock of, or be a party to any Acquisition of, any Person except Permitted Acquisitions, purchases of inventory and other property to be sold or used in the ordinary course of business, Investments permitted under Section 7.5. None of the Borrower, any Guarantor or any Covenant Party will engage in a Disposition not permitted under the terms of this Agreement, but excluding (x) obsolete or worn-out property, tools or equipment no longer used or useful in its business (y) the Permitted Securitization and (z) any inventory or other property sold or disposed of in the ordinary course of business and on ordinary business terms.

           (b) Notwithstanding the foregoing provisions of this Section 7.4:

           (i) any Restricted Subsidiary may be merged or consolidated with or into any other Restricted Subsidiary or the Borrower; provided that if any such transaction shall be between a Subsidiary and a Wholly Owned Subsidiary or the Borrower, the Wholly Owned Subsidiary or the Borrower shall be the continuing or surviving corporation;

           (ii) any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) to any Subsidiary that is a Wholly Owned Subsidiary of the Borrower or the Borrower itself; provided that if any such sale is by a Restricted Subsidiary to a Subsidiary of the Borrower not a Restricted Subsidiary, then such Subsidiary shall have assumed all of the obligations of such Restricted Subsidiary hereunder and under the applicable Collateral Documents and (if not theretofore so pledged) all of the issued and outstanding capital stock of such Subsidiary shall be pledged under a Pledge Agreement executed by the applicable member of the Consolidated Group; and

           (iii) the capital stock of any Restricted Subsidiary may be sold, transferred or otherwise disposed of to the Borrower or any Subsidiary that is a Wholly Owned Subsidiary of the Borrower; provided that if any such sale, transfer or disposition is to a Subsidiary of the Borrower not a Restricted Subsidiary, then such Subsidiary shall have become a Restricted Subsidiary hereunder and all of the issued and outstanding capital stock of such Subsidiary shall be pledged under a Pledge Agreement executed by the applicable member of the Consolidated Group.

           (c) Without limitation or extending the foregoing provisions of this
Section 7.4, the Administrative Agent and the Lenders hereby expressly consent and agree to the following transactions, upon the express terms and conditions set forth in this Section 7.4 (c):

           (i) the establishment by Chicago Miniature Lamp-Sylvania I, B.V., a Netherlands company ("BVI"), of a wholly-owned subsidiary organized under the laws of the Netherlands known as Chicago Miniature Lamp-Sylvania II B.V. ("BV2");

           (ii) the contribution by BV1 to the capital of BV2 of all of the shares of (A) Sylvania Lighting International, B.V., a Netherlands company ("SLI BV") and (B) Badalex Limited, an English limited company ("Badalex");

           (iii) the sale by Flowil International Lighting (Holding) B.V., a Netherlands company, to SLI BV of all of the outstanding shares of Sylvania (UK) Holding Company Limited, an English limited company ("Sylvania UK Holding");

           (iv) the sales by SLI BV to BV2, and by BV2 to Badalex, of all of the outstanding shares of Sylvania UK Holding; and

           (v) the release of any security interest of the Administrative Agent, for the benefit of itself and the Lenders, in the share capital of Badalex;



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

provided, that the consents and releases referred to in items (ii) - (v) above shall only be effective immediately upon the satisfaction of both of the following conditions precedent:

           (x) the entry by BV1 into a Share Pledge Agreement in the capital of BV2, substantially identical to the Share Pledge Agreement in the capital of BV1 entered into by Chicago Miniature Lamp-Sylvania Lighting International, Inc., a Delaware Corporation, dated September 8, 1997, before Michel Dick van Waateringe, notaris in Amsterdam, and pursuant to which BV1 shall grant to the Administrative Agent, for the benefit of itself and the Lenders, a perfected security interest in 65% of the outstanding share capital of BV2; and

           (y) the delivery of documentation in form and substance satisfactory to the Administrative Agent and its special counsel giving effect to a legal mortgage, as that term is used in English law, in favor of the Administrative Agent or its nominee, for the benefit of the Administrative Agent and the Lenders, over 65% of the outstanding share capital of Sylvania UK Holding.


7.5   INVESTMENTS; HEDGING AGREEMENTS.

           (a) None of the Borrower, any Guarantor nor any Covenant Party will make or permit to remain outstanding any Investment, except:

           (i) Investments by the Borrower in capital stock of a Guarantor or Covenant Party to the extent outstanding on the date of the financial statements of the Borrower or any Consolidated Subsidiary referred to in Section 4.4 hereof, advances by and among the Borrower, the Guarantors and the Covenant Parties in the ordinary course of their respective businesses and capital contributions by any of the Borrower, the Guarantors or the Covenant Parties in each other;

           (ii) Permitted Investments;

           (iii) Operating deposit accounts with banks; and

           (iv) Investments in Unrestricted Subsidiaries not exceeding in the aggregate at any one time five percent (5%) of the Consolidated Tangible Assets of the Consolidated Group as reported on the financial statements delivered to the Lenders under Section 6.1;

           (b) The Borrower and the Guarantors may enter into Hedging Agreements with any of the Lenders. Each obligation to any Lender under any such Hedging Agreement with any of the Lenders shall be an Obligation hereunder. Neither the Borrower nor any Guarantor nor any Covenant Party will enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which such Person is exposed in the conduct of its business or the management of its liabilities. Hedging Agreements in the form of a forward share purchase agreements shall not exceed $15,000,000 in aggregate over the term of this Agreement.



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

7.6   RESTRICTED JUNIOR PAYMENTS.

No Restricted Subsidiary will declare or make any Restricted Junior Payment at any time; provided, however, that nothing herein shall be deemed to prohibit the making of any dividend or distribution by any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary which is its parent.


7.7   TRANSACTIONS WITH AFFILIATES.

Except as expressly permitted by this Agreement, none of the Borrower, the Guarantors nor the Covenant Parties will, directly or indirectly, (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any property to an Affiliate; (c) merge into or consolidate with an Affiliate, or purchase or acquire property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including guaranties and assumptions of obligations of an Affiliate); provided that:

           (i) for purposes of this Section 7.7 an Affiliate shall not include the Borrower or any of the Guarantors;

           (ii) any member of the Consolidated Group may engage in any transaction with an Affiliate if such transaction is on an arms length basis on terms equal to or better than could be obtained from a non-Affiliate;

           (iii) any Affiliate who is an individual may serve as a director, officer, employee or consultant of any member of the Consolidated Group and receive reasonable compensation for his or her services in such capacity; and

           (iv) the Borrower, the Guarantors and the Covenant Parties may engage in and continue the transactions with or for the benefit of Affiliates which are described in Schedule 7.7 annexed hereto.


7.8   RESTRICTIVE AGREEMENTS.

No member of the Consolidated Group will, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any member of the Consolidated Group create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any member of the Consolidated Group to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to any other member of the Consolidated Group or to Guaranty Indebtedness of any other member of the Consolidated Group; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 7.8 annexed hereto (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale; provided such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder, (iv) any lien or restriction as to the accounts receivable sold or pledged under a Permitted Securitization (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause
(a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.


7.9   CERTAIN FINANCIAL COVENANTS.

           (a) Maximum Leverage Ratio. The Consolidated Group will not permit the Leverage Ratio at any time (i) during the period from the date hereof to the end of the quarterly fiscal period ending on the Sunday closest to March 31, 2001 to exceed 3.75 to 1.00 and (ii) during any quarterly fiscal period thereafter to exceed 3.50 to 1.00.

           (b) Consolidated Interest Coverage Ratio. The Consolidated Group will not permit the Consolidated Interest Coverage Ratio to be less than 2.50 to 1 at any time.

           (c) Consolidated Fixed Charge Coverage Ratio. The Consolidated Group will not permit the Consolidated Fixed Charge Coverage Ratio to be less than
1.40 to 1.00 during any fiscal period.

           (d) Minimum Net Worth. The Consolidated Group will not permit Consolidated Net Worth at any time to be less than the sum of (i) $315,000,000 hereof plus (ii) the aggregate of 75% of positive Net Income for each fiscal period ending after the date hereof.


7.10  LINES OF BUSINESS.

The Borrower, the Guarantors and the Covenant Parties shall not engage to any substantial extent in any line or lines of business activity other than (a) the businesses engaged in by the Consolidated Group as of the date hereof and any related business and (b) such other lines of business as may be consented to by the Required Revolving Credit Lenders.


7.11  SPECIAL ADJUSTMENT TO EBITDA.

For purposes of calculating EBITDA as used in the Leverage Ratio, the Borrower shall include EBITDA for any Permitted Acquisition from the date of the Permitted Acquisition, but at the end of the first full fiscal quarter in which the Permitted Acquisition is included in calculating EBITDA, the Borrower shall multiply the actual EBITDA of such Permitted Acquisition for the fiscal quarter then ended by four in calculating EBITDA for the four fiscal quarters then ended as used in calculating the Leverage Ratio. At the end of the second full fiscal quarter in which the Permitted Acquisition is included in calculating EBITDA, the Borrower shall multiply EBITDA of such Permitted Acquisition for the two fiscal quarters then ended by two in calculating EBITDA for the four fiscal quarters then ended as used in calculating the Leverage Ratio. At the end of the third full fiscal quarter in which the Permitted Acquisition is included in calculating EBITDA, the Borrower shall multiply the actual EBITDA of such Permitted Acquisition for the three fiscal quarters then ended by
1.3333 in calculating EBITDA for the four full fiscal quarters then ended as used in calculating the Leverage Ratio. On and after the end of the fourth fiscal quarter in which the Permitted Acquisition is included in calculating EBITDA, the Borrower shall use for that fiscal quarter and every fiscal quarter thereafter the actual EBITDA of the Permitted Acquisition for the four fiscal quarters ended on that and each subsequent fiscal quarter.



                                  ARTICLE VIII

                               Events of Default


8.1   EVENTS OF DEFAULT.

If any of the following events ("Events of Default") shall occur:

           (a) the Borrower shall fail to pay any principal of, or interest on, any Loan or any reimbursement obligation in respect of any LC Disbursement or Bank Guaranty Disbursement, or other amount payable under this Agreement or any fee payable under this Agreement or any other agreement to the Administrative Agent or the Lenders, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; provided that interest is paid within two Business Days of such due date;

           (b) any representation or warranty made or deemed made by or on behalf any party hereto in or in connection with this Agreement, any of the other Loan Documents or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any of the other Loan Documents or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect;

           (c) any of the Borrower, any Guarantor or any Covenant Party (i) shall fail to observe or perform any covenant, condition or agreement contained in Sections 6.1(a) through (f), inclusive, 6.2, 6.3, 6.4, 6.5(b), 6.6, 6.7,
6.8, 6.9, 6.10, 6.11, 6.12, 6.14 or in Article VII, or (ii) shall fail to observe or perform any other covenant, condition or agreement contained in
Article VI and such failure shall continue unremedied for a period of 30 days after the earlier of (x) actual knowledge by an officer of any the Borrower, any Guarantor or any Covenant Party or (y) notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

           (d) any of the Borrower, any Guarantor or any Covenant Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clauses (a), (b) or (c) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of the Required Revolving Credit Lenders) to the Borrower;

           (e) any of the Borrower, any Guarantor or any Covenant Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material



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

Indebtedness, when and as the same shall become due and payable;

           (f) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

           (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any of the Borrower, any Guarantor or any Covenant Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any the Borrower, any Guarantor or any Covenant Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

           (h) any of the Borrower, any Guarantor or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,
(ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any of the Borrower, any Guarantor or any Covenant Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

           (i) any of the Borrower, any Guarantor or any Material Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

           (j) a final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any member of the Consolidated Group or the Consolidated Group as a whole and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 45 days from the date of entry thereof and the relevant member of the Consolidated Group shall not, within said period of 45 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

           (k) an ERISA Event shall have occurred that, in the opinion of the Required Revolving Credit Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

           (l) a reasonable basis shall exist for the assertion against any of the Borrower, any Guarantor or any Material Subsidiary (or there shall have been asserted against any such Person) claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by any such Person or any of its Subsidiaries, or any predecessor in interest of any such person or any of its Subsidiaries, or relating to any site or facility owned, operated or leased by any such person or any of its Subsidiaries, which claims or liabilities (insofar as they are payable by any such person or any of its Subsidiaries but after deducting any portion thereof which is reasonably expected to be paid by other credit worthy Persons jointly and severally liable therefor), in the judgment of the Required Revolving Credit Lenders are reasonably likely to be determined adversely to any such person or any of its Subsidiaries, and the amount thereof is, singly or in the aggregate, reasonably likely to have a Material Adverse Effect;

           (m) thirty-five percent (35%) or more of the outstanding voting stock of the Borrower shall be acquired, directly or indirectly, by a Person (or group of Persons acting in concert) who owns on the date hereof less than five percent (5%) of the voting stock of the Borrower

           (n) any of the following shall occur: (i) the Liens created by the Collateral Documents shall at any time (other than by reason of the Administrative Agent relinquishing such Lien) cease to constitute valid and perfected Liens on the Collateral intended to be covered thereby; (ii) except for expiration in accordance with its respective terms, any Collateral Agreement shall for whatever reason be terminated, or shall cease to be in full force and effect; or (iii) the enforceability of any Collateral Agreement shall be contested by any of the Borrower, any Guarantor or any Covenant Party; or

           (o) any Guarantor shall assert that its obligations hereunder or under the Collateral Documents shall be invalid or unenforceable;

then, and in every such event (other than an event with respect to the Borrower, each Guarantor and each Covenant Party described in clause (g) or (h) of Section 8.1 hereof), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Revolving Credit Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and the Guarantors; and in case of any event with respect to the Borrower, any Guarantor or any Covenant Party described in clause (g) or (h) of this Section 8.1, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and the Guarantors, and the Administrative Agent shall be



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

permitted to exercise such rights as secured party under the Collateral Documents to the extent permitted by applicable law.



                                   ARTICLE IX

                            The Administrative Agent


9.1   APPOINTMENT AND AUTHORIZATION.

Each of the Lenders and any Issuing Lender hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.


9.2   BANKBOSTON'S RIGHTS AS LENDER.

BankBoston shall have the same rights and powers in its capacity as a Lender hereunder as any other Lender and may exercise the same as though BankBoston were not the Administrative Agent, and BankBoston and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any of the Borrower, any Guarantor or any Covenant Party or any Subsidiary or other Affiliate of any thereof as if it were not the Administrative Agent hereunder.

9.3   DUTIES AS EXPRESSLY STATED.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by this Agreement and the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Revolving Credit Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrower, any Guarantor or any Covenant Party or any of their respective Subsidiaries that is communicated to or obtained by BankBoston or any of its Affiliates in any capacity other than as the Administrative Agent. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Revolving Credit Lenders or, or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or



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

representation made in or in connection with this Agreement or the other Loan Documents, (ii) the contents of any certificate, report or other document delivered hereunder or under any of the other Loan Documents or in connection herewith of therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, the other Loan Documents or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent shall not, except to the extent expressly instructed by the Required Lenders with respect to collateral security under the Pledge Agreements, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to the Loan Documents or applicable law.


9.4   RELIANCE BY ADMINISTRATIVE AGENT.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it in good faith to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. During any litigation or in preparation therefor, the Administrative Agent may choose its own legal counsel.


9.5   ACTION THROUGH SUB-ADMINISTRATIVE AGENTS.

The Administrative Agent may perform any and all of its duties, and exercise its rights and powers, by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through its Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to its activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.


9.6 RESIGNATION OF ADMINISTRATIVE AGENT AND APPOINTMENT OF SUCCESSOR ADMINISTRATIVE AGENT.

Subject to the appointment and acceptance of a successor Administrative Agent, as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, any Issuing Lender and the Borrower. Upon any such resignation, the Required Revolving Credit Lenders shall have the right to appoint a successor Administrative Agent. Such successor shall be mutually agreeable to the Required Revolving Credit Lenders and the Borrower. If no


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

successor shall have been so appointed and shall have accepted such appointment within 30 days after such retiring Administrative Agent gives notice of its resignation, then such retiring Administrative Agent may, on behalf of the Lenders and any Issuing Lender, appoint a successor Administrative Agent, which shall be a bank with an office in Boston, Massachusetts or New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent, by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed among the Borrower and such successor. After an Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.3 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.


9.7   LENDERS' INDEPENDENT DECISIONS.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Issuing Lender or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Issuing Lender or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement and the other Loan Documents, any related agreement or any document furnished hereunder or thereunder. Except as explicitly provided herein, the Administrative Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect to such operations, business, property, condition or creditworthiness, whether such information comes into its possession on or before the first Event of Default or at any time thereafter.


9.8   OBLIGATIONS OF CO-AGENTS.

The rights, privileges and benefits of the foregoing provisions of this Section 9 shall extend to the Documentation Agent ,the Syndication Agent and the Co-Agents. After the Closing Date, neither the Documentation Agent, the Syndication Agent nor the Co-Agents shall have any obligations or duties to any member of the Consolidated Group, the Administrative Agent or any Lender, other than their obligations as a Lender hereunder.



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                                   ARTICLE X

                                 Miscellaneous


10.1  NOTICES.

Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

           (a) if to any of the Borrower, any Guarantor or any Covenant Party, to 500 Chapman Street, Canton, Massachusetts 02021 Attention of Robert Mancini (Telecopy No. (781) 828-2012), with a copy to Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110, Attention of Malcolm Sandilands, Esq. (Telecopy No. 617-951-8736);

           (b) if to the Administrative Agent, to BankBoston, 100 Federal Street, Mail Code 01-07-05, Boston, Massachusetts 02110, Attention of Timothy Clifford, Vice President (Telecopy No. (617) 434-8102), with a copy to Lane Altman & Owens LLP, 101 Federal Street, Boston, Massachusetts 02110, Attention of Richard S. Rosenstein, Esq. (Telecopy No. 617-345-9800); and

           (c) if to any Lender (including to BankBoston in its capacity as a Issuing Lender and Swing Loan Lender), to it at its address (or telecopy number) set forth in Schedule 2.1.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.


10.2  WAIVERS; AMENDMENTS.

           (a) No failure or delay by the Administrative Agent, any Issuing Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, any Issuing Lender and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any of the Borrower, any Guarantor or any Covenant Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Lender may have had notice or knowledge of such Default at the time.

           (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Revolving Credit Lenders or by the Borrower and the Administrative Agent with the written consent of the Required Revolving Credit

Lenders; provided that no such agreement shall:

           (i) increase the Revolving Credit Commitment and/or the 364 Day Revolving Credit Commitment of any Lender without the written consent of such Lender or increase the aggregate Revolving Credit Commitments and/or the aggregate 364 Day Revolving Credit Commitments without the written consent of each Lender;

           (ii) reduce the principal amount of any Loan, LC Disbursement or Bank Guaranty Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby;

           (iii) postpone the scheduled date of payment of the principal amount of any Loan, LC Disbursement or Bank Guaranty Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Revolving Credit Commitment or 364 Day Revolving Credit Commitment, or postpone the ultimate expiration date of any Letter of Credit or Bank Guaranty beyond the Revolving Credit Maturity Date, without the written consent of each Lender affected thereby;

           (iv) change Section 2.10 in a manner that would alter the application of prepayments thereunder, or change Section 2.17(b),
           (c) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without in each case the written consent of each Lender;

           (v) alter the rights or obligations of the Borrower to prepay Loans without the written consent of each Lender;

           (vi) change any of the provisions of this Section 10.2 or the definition of "Required Revolving Credit Lenders", or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Document or make any determination or grant any consent hereunder or thereunder, without the written consent of each Lender;

           (vii) release any of the Guarantors from its obligations in respect of its Guaranty under Article III or any of the Collateral, except in connection with a Disposition permitted under this Agreement or as otherwise expressly permitted in this Agreement or the applicable Collateral Document), without the written consent of each Lender;

           (viii) waive any of the conditions precedent specified in Section
           5.1 without the written consent of each Lender; or

           (ix) change any provisions of any Loan Document in a manner which by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused commitments of each affected Class (in addition to any other consent required under any other clause of this Section);

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Lender or the Swing Loan Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Lender or the Swing Loan Lender, as the case may be.

           (c) No provision of any Collateral Document may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and any Guarantor or Covenant Party which is a party thereto, and by the Administrative Agent with the written consent of the Required Revolving Credit Lenders and no Collateral may be released except as provided in Section 10.2 (b) (vii).


10.3  EXPENSES; INDEMNITY: DAMAGE WAIVER.

           (a) The Borrower and each Guarantor jointly and severally agree to pay, or reimburse the Administrative Agent, the Arranger or Lenders for paying,
(i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arranger and their Affiliates, including the reasonable fees, charges and disbursements of Special Counsel, in connection with the syndication of the credit facilities provided for herein, the preparation of this Agreement (which shall not exceed $60,000 plus out of pocket expenses) and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all fees and charges generally charged by the Administrative Agent, the Arranger or any Lender related to any exam of the books and record of the Borrower, any Guarantor or any Covenant Party provided for in this Agreement, (iv) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Lender, the Arranger or any Lender, including the fees, charges and disbursements of any counsel for such Administrative Agent, Issuing Lender, the Arranger or Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.3, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof, and (v) all Other Taxes levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

           (b) The Borrower and the Guarantors jointly and severally agree to indemnify the Administrative Agent, any Issuing Lender, the Arranger and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee and settlement costs, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the other Loan Documents or any agreement or instrument contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit the use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any of the Borrower, any Guarantor or any Covenant Party or any of their subsidiaries, or any Environmental Liability related in any way to any of the Borrower, any Guarantor or any Covenant Party or any of their subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

           (c) To the extent that the Borrower or the Guarantors or any of them fail to pay any amount required to be paid by them to the Administrative Agent or the Arranger under paragraph (a) or (b) of this Section 10.3, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Arranger in its capacity as such. To the extent that the Borrower or the Guarantors or any of them fail to pay any amount required to be paid by them to any Issuing Lender under paragraph (a) or (b) of this Section 10.3, each Revolving Credit Lender severally agrees to pay to any Issuing Lender such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Issuing Lender in its capacity as such.

           (d) To the extent permitted by applicable law, none of the Borrower, any Guarantor or any Covenant Party shall assert, and each of the Borrower, each Guarantor and each Covenant Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

           (e) All amounts due under this Section 10.3 shall be payable promptly after written demand therefor.


10.4  SUCCESSORS AND ASSIGNS.

           (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower, any Guarantor nor any Covenant Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any of the Borrower, any Guarantor or any Covenant Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, any Issuing Lender, the Swing Loan Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

           (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and/or 364 Revolving Credit Commitment and the respective Loans at the time owing to it); provided that

           (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, that is not a Foreign Lender, the Administrative Agent and the Borrower (and, in the case of an assignment of all or a portion of the Commitments or any Lender's obligations in respect of its LC Exposure and Bank Guaranty Exposure, any Issuing Lender) must give their prior written consent to such assignment which consent shall not be unreasonably withheld or delayed.

           (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Revolving Credit Commitment or the 364 Day Revolving Credit Commitment, the amount of the Revolving Credit Commitment or the 364 Day Revolving Credit Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that for such purposes, the amount of outstanding Loans and unused Commitments shall be determined without regard to any Swing Loans then outstanding,

           (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement,

           (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and

           (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire;

provided further that any consent of the Borrower otherwise required under this paragraph shall not be required an Event of Default under Section 8.1 has occurred and is continuing.

           (c) Upon acceptance and recording with the Administrative Agent in the Register pursuant to paragraph (e) of this Section 10.4, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with paragraph (b) of this Section 10.4 and which complies with paragraph (f) of this Section 10.4 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section and shall otherwise convey no rights hereunder.

           (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in Boston, Massachusetts a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, the identity of the Swing Loan Lender and the amount of the Swing Loan Sublimit, and the Revolving Credit Commitment of and the 364 Day Revolving Credit Commitment, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, any Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

           (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed administrative questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 10.4 and any written consent to such assignment required by paragraph (b) of this Section 10.4, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. Upon recording such Assignment and Acceptance, the Administrative Agent shall deliver to the Lenders, any Issuing Lender and the Borrower a revised copy of
Schedule 2.1 reflecting the current information.

           (f) Any Lender may, without the consent of any Borrower, the Administrative Agent or any Issuing Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment or the 364 Day Revolving Credit Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, any Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or



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

instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.2(b), or the first proviso to Section 10.2(c), that affects such Participant. Subject to paragraph (g) of this Section 10.4, the Borrower agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.4.

           (g) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower' prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
Section 2.16(e) as though it were a Lender.

           (h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

           (i) Anything in this Section 10.4 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to any of the Borrower, any Guarantor or any Covenant Party or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

           (j) The Borrower, each Guarantor and each Covenant Party agree that during the Revolving Credit Availability Period or the 364 Day Revolving Credit Availability Period they shall provide to Arranger and the Lenders such information describing each of the Borrower, the Guarantors or the Covenant Parties, the Revolving Credit Commitments, the 364 Day Revolving Credit Commitments and the Transactions (including pro-forma financial projections for the remainder of the Revolving Credit Availability Period in form and substance satisfactory to the Administrative Agent), and such information may be distributed by the Administrative Agent or any Lender, on a confidential basis, to prospective assignees of all or a portion of the Administrative Agent's or such Lender's rights and obligations under this Agreement. In addition, the management, financial and accounting personnel of the Borrower, each Guarantor and each Covenant Party and their advisors will, at the request of the Arranger, meet and consult with the Arranger, the Administrative Agent, the Lenders or potential Lenders at reasonable times to answer questions and provide information during the syndication process.

           (k) If any Lender assigns all of its Commitments and is repaid its outstanding Revolving Credit Loans and 364 Day Revolving Credit Loans (or Term Loan if applicable), but still has Obligations outstanding with respect to LC Exposure or Bank Guaranty Exposure hereunder or under a Hedging Agreement entered into while a Lender, such Obligations shall continue to be Obligations hereunder until paid in full; any such LC Exposure or Bank Guaranty Exposure or exposure under any such Hedging Agreement to such Lender may be cash collateralized by Borrower. For purposes of determining the amount of such Obligations, the Obligations of any member of the Consolidated Group in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that member of the Consolidated Group would be required to pay if such Hedging Agreement were terminated at such time.


10.5  SURVIVAL.

All covenants, agreements, representations and warranties made by the Borrower, any Guarantor or any Covenant Party herein and in the other Loan Documents, and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Loan Documents, shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect so long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or the other Loan Documents is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Credit Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.


10.6  COUNTERPARTS; INTEGRATION; EFFECTIVENESS.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Whenever there is a reference in any Loan Document or UCC Financing Statement to the "Credit Agreement" to which the Administrative Agent, the Lenders and any of the Borrower, any Guarantor or any Covenant Party are parties, such reference shall be deemed to be made to this Agreement among the parties hereto. Except as provided in Section 5.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed


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counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.


10.7  SEVERABILITY.

Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.


10.8  RIGHT OF SET-OFF.

If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or any Guarantor against any of and all the obligations of the Borrower and each Guarantor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 10.8 are in addition to any other rights and remedies (including other rights of set-off) which such Lender may have.


10.9  GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

           (a) This Agreement shall be construed in accordance with and governed by the law of the Commonwealth of Massachusetts.

           (b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH MASSACHUSETTS COURT (OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT). EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY ISSUING LENDER OR ANY LENDER

MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY OF THE BORROWER, ANY GUARANTOR OR ANY COVENANT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

           (c) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION 10.9. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

           (d) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.1. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.


10.10 WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10.


10.11 HEADINGS.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.


10.12 SUCCESSOR FACILITY.

This Agreement is intended to be a successor to the Existing Credit Agreement. Upon the execution and delivery of this Agreement, the Existing Credit Agreement shall be superseded and replaced in its entirety by the terms of this Agreement.



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           IN WITNESS WHEREOF, the parties hereto have caused this Second
Amended and Restated Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                          BORROWER:

                                          SLI, INC.



                                          By:
                                             ---------------------------------
                                          Name:   Richard F. Parenti
                                          Title:  Chief Financial Officer
                                                  and Secretary



                                          GUARANTORS:

                                          CHICAGO MINIATURE LAMP -
                                          SYLVANIA LIGHTING INTERNATIONAL, INC.

                                          CML AIR, INC.

                                          CML BALLAST, INC.

                                          CML FIBEROPTICS, INC.

                                          ELECTRO FIBEROPTICS CORP.

                                          POWER LIGHTING PRODUCTS, INC.

                                          SLI LIGHTING SOLUTIONS, INC.

                                          NEWMAR, INC.

                                          MARVEL LIGHTING CORPORATION

                                          SUPREME CORPORATION



                                          By:
                                             ---------------------------------
                                          Name:   Richard F. Parenti
                                          Title:  Secretary or Clerk

                                          A&S ELECTRIC spol s.r.o.

                                          ALBA LIGHT DESIGN GmbH

                                          ALBA SPEZIALLAMPEN GmbH

                                          ALBA SPEZIALLAMPEN HOLDING GmbH

                                          ALBA TECHNOLOGY (M) Sdr. Bhd.

                                          ARNOLD GmbH

                                          BADALEX LIMITED

                                          BSC ARNOLD GmbH & CO.

                                          CCC DE MEXICO, S.A. DE C.V.

                                          CHICAGO MINIATURE LAMP EUROPE LIMITED

                                          CHICAGO MINIATURE LAMP - SYLVANIA
                                          LIGHTING INTERNATIONAL I, B.V.

                                          LIGHTHOUSE INVESTMENT HOLDINGS LIMITED

                                          W. ALBRECHT GmbH und Co. KG

                                          W. ALBRECHT GRUNDSTUCKSGESELLSCHAFT
                                          GmbH und CO.

                                          CHICAGO MINIATURE LAMP (CANADA), INC.



                                          By:
                                             ---------------------------------
                                          Name:   Richard F. Parenti,
                                                  Attorney-in-fact
                                                  Under Power of Attorney Dated
                                                  October 20, 1999

                                          ADMINISTRATIVE AGENT

                                          BANKBOSTON, N.A.
                                          as Administrative Agent



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          CO-AGENTS:

                                          KEYBANK NATIONAL ASSOCIATION
                                          as Co-Agent



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          CITICORP USA, INC.
                                          as Co-Agent



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          BANK OF AMERICA, N.A.
                                          as Co-Agent



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:

                                          BAYERISCHE HYPO-UND VEREINSBANK, AG
                                          as Co-Agent



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          SYNDICATION AGENT:

                                          FIRST UNION NATIONAL BANK
                                          as Syndication Agent



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          DOCUMENTATION AGENT:

                                          ABN AMRO BANK N.V.
                                          as Documentation Agent



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:

                                          LENDERS:

                                          BANKBOSTON, N.A.



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          FLEET NATIONAL BANK



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          ABN AMRO BANK N.V.



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          FIRST UNION NATIONAL BANK



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:

                                          BANK OF AMERICA, N.A.



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          BAYERISCHE HYPO-UND VEREINSBANK AG



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          CITICORP USA, INC.



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          KEYBANK NATIONAL ASSOCIATION



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:

                                          LLOYDS TSB BANK PLC



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          BANK ONE, N.A.
                                          Main Office: Chicago



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          BANK OF TOKYO-MITSUBISHI TRUST COMPANY



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:

                                          COMERICA BANK



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          BANQUE NATIONALE DE PARIS



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          NATIONAL WESTMINSTER BANK PLC



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:

                                          WACHOVIA BANK, N.A.



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          THE BANK OF NOVA SCOTIA



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          NATEXIS BANQUE



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:

                                          THE BANK OF NEW YORK



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          KBC BANK, N.V.



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          SUMMIT BANK



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:

                                          BANK HAPOALIM B.M.



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title: